UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HF Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P. O. B O X   5 0 0 0

S I O U X   F A L L S,   S O U T H   D A K O T A   5 7 1 1 7 - 5 0 0 0

P H O N E   ( 6 0 5 )   3 3 3 - 7 5 5 6  •  F A X  ( 6 0 5 ) 3 3 3 - 7 6 2 1

October 15, 2007

Dear Fellow Stockholder:

On behalf of the Board of Directors of HF Financial Corp. (the “Corporation”), I cordially invite you to attend the Annual Meeting of Stockholders of the Corporation to be held at 2:00 p.m., Central Standard Time, on November 14, 2007, at the Best Western Ramkota Inn located at 3200 West Maple Street, Sioux Falls, South Dakota.

Stockholders are being asked to vote upon the election of two directors of the Corporation. Your Board of Directors unanimously recommends that you vote FOR each of the nominees for director.

I encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope or authorize a proxy by telephone or through the internet site designated on the enclosed proxy card. This will save the Corporation additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Thank you for your attention to this important matter.

Very truly yours,

CURTIS L. HAGE
Chairman, President and Chief Executive Officer

HF FINANCIAL CORP.
225 South Main Avenue
Sioux Falls, South Dakota 57104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 14, 2007

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of HF Financial Corp. (the “Corporation”) will be held at 2:00 p.m., Central Standard Time, on November 14, 2007, at the Best Western Ramkota Inn located at 3200 West Maple Street, Sioux Falls, South Dakota.

A proxy card and the proxy statement for the Meeting are enclosed along with the Corporation’s Summary Annual Report and Annual Report on Form 10-K for the fiscal year ended June 30, 2007. The Meeting is for the purpose of considering and acting upon:

1.             The election of two directors of the Corporation; and

2.             Such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on September 28, 2007, are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

A complete list of stockholders entitled to vote at the Meeting is available for examination by any stockholder for any purpose germane to the Meeting. Such stockholder list is available for a period of twenty days prior to the Meeting and may be examined at any time between 9:00 a.m. and 3:00 p.m. on days that the Corporation is open for business at the principal offices of the Corporation located at 225 South Main Avenue, Sioux Falls, South Dakota 57104.

You are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postpaid return envelope or authorize a proxy by telephone or through the internet site designated on the proxy card. The proxy will not be used if you attend and vote at the Meeting in person, although attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

By Order of the Board of Directors,

Pamela F. Russo
Corporate Secretary

Sioux Falls, South Dakota
October 15, 2007

IMPORTANT: THE PROMPT RETURN OF PROXY CARDS WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. YOU MAY ALSO AUTHORIZE A PROXY BY TELEPHONE OR THROUGH THE INTERNET SITE DESIGNATED ON THE PROXY CARD.

PROXY STATEMENT

HF FINANCIAL CORP.
225 South Main Avenue
Sioux Falls, South Dakota 57104

ANNUAL MEETING OF STOCKHOLDERS
November 14, 2007

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of HF Financial Corp. (the “Corporation”) to be used at the Annual Meeting of Stockholders of the Corporation (the “Meeting”), to be held at the Best Western Ramkota Inn, located at 3200 West Maple Street, Sioux Falls, South Dakota, on November 14, 2007, at 2:00 p.m., Central Standard Time, and at all adjournments or postponements of the Meeting. The cost of soliciting proxies will be borne by the Corporation. Directors, officers and employees of the Corporation may, without additional compensation, solicit proxies by mail, facsimile, e-mail, personal interview or telephone. The Corporation does not expect that specially engaged employees or paid solicitors will make the solicitation. Although the Corporation may use such employees or solicitors if the Corporation deems them necessary, the Corporation has not made arrangements or contracted with any such employees or solicitors as of the date of this proxy statement. The accompanying Notice of Meeting, proxy card and this Proxy Statement are first being mailed to stockholders on or about October 15, 2007. Certain of the information provided herein relates to Home Federal Bank (the “Bank”), a wholly owned subsidiary and the primary operating entity of the Corporation.

At the Meeting, the stockholders of the Corporation are being asked to consider and vote upon the election of two nominees to the Board of Directors of the Corporation and any other matters that may properly come before the Meeting or any adjournments or postponements thereof.

The close of business on September 28, 2007 has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Meeting and any and all adjournments or postponements thereof. Only stockholders of record on the Record Date are entitled to notice of and to vote at the Meeting. The total number of shares of common stock, par value $.01 per share, of the Corporation (the “Common Stock”) outstanding on the Record Date was 3,964,542, which are the only securities of the Corporation entitled to vote at the Meeting. Each stockholder is entitled to one vote on all matters to be voted on at the Meeting for each share of Common Stock held in the stockholder’s name as of the Record Date.

Voting Rights and Proxy Information

All shares of Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. Directors will be elected by a plurality of the votes cast at the Meeting by stockholders present in person or represented by proxy. The Corporation does not know of any matters other than as described in the Notice of Meeting that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

If no instructions are indicated, properly executed proxies will be voted FOR election of the nominees for director named herein. Proxies marked as abstaining with respect to a proposal will not be included as votes cast and will not have the effect as a vote for or against such proposal. If an executed proxy card is returned and the stockholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Meeting for purposes of determining a quorum but will not be considered present at the Meeting for purposes of calculating the vote with respect to such matter, and will not be considered to have been voted either in favor of or against such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered to be represented at the Meeting for purposes of calculating the vote with respect to such matter. One-third of the shares of the Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting.

A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Corporate Secretary of the Corporation, before the voting at the Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Corporate Secretary of the Corporation before the voting at the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Pamela F. Russo, Corporate Secretary, HF Financial Corp., 225 South Main Avenue, Sioux Falls, South Dakota, 57104.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of September 28, 2007, by (i) each person known to the Corporation to own beneficially more than 5% of the Common Stock, (ii) each director of the Corporation, (iii) each officer named in the executive compensation table on page 19 of this Proxy Statement, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percentage of Outstanding Stock
Jeffrey L. Gendell Tontine Capital Partners, L.P. 31 West 52nd Street, 17th Floor New York, New York 10019	339,175[2]	8.56%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	270,020[3]	6.81%
HF Financial Corp. Employee Stock Ownership Plan 225 South Main Avenue Sioux Falls, South Dakota 57104	219,471[4]	5.54%
Curtis L. Hage, Chairman, President, Chief Executive Officer and Director	227,243[5]	5.60%
Darrel L. Posegate, Executive Vice President, Chief Financial Officer and Treasurer and President, Home Federal Bank	33,181[6]	*
Mark S. Sivertson, Senior Vice President / Investment Management and Trust	51,759[7]	1.30%
David A. Brown, Senior Vice President / Business Banking	36,060[8]	*
Natalie A. Solberg, Senior Vice President / Service & Support	31,127[9]	*
Curtis J. Bernard, Director	4,168	*
Christine E. Hamilton, Director	5,408	*
Robert L. Hanson, Director	38,957	*
William G. Pederson, Director	19,365[10]	*
Steven R. Sershen, Director	6,520	*
Thomas L. Van Wyhe, Director	15,856	*
Charles T. Day, Director Nominee	100	*
Directors and executive officers as a group (15 persons)	512,351[11]	12.39%

*Indicates individual owns less than one percent of outstanding shares of Common Stock.

1The number of shares beneficially owned shown in this column includes restricted stock held by directors and executive officers. The directors and executive officers holding restricted stock have the right to vote the shares and to receive dividends on the shares, but do not have the right to dispose of such shares prior to vesting. As of September 28, 2007, each director owns 1,140 shares of restricted stock. The aggregate restricted stock holdings of each of the Named Executive Officers as of September 28, 2007 were as follows: Mr. Hage—36,256 shares; Mr. Posegate—20,031 shares; Mr. Brown—11,503 shares; Mr. Sivertson—10,128 shares; and Ms. Solberg—9,706 shares.

2The information regarding beneficial ownership by Mr. Jeffrey L. Gendell is as reported in a Form 13F filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2007.

3The information regarding beneficial ownership by Dimensional Fund Advisors, Inc. is as reported in a Form 13F filed with the SEC on June 30, 2007.

4Includes 219,471 shares allocated to the individual accounts of employees, officers and directors, which such individuals are deemed to have sole voting and no investment power. Each participant may instruct the Employee Stock Ownership Plan (“ESOP”) trustee, the Bank, as to the voting of the shares allocated to such participant’s account under the ESOP.

5Includes 124,034 shares held directly by Mr. Hage or held by certain members of Mr. Hage’s family, which shares Mr. Hage may be deemed to have sole or shared voting and/or investment power. Also includes awards of 90,496 shares subject to options granted to Mr. Hage under the Corporation’s 1991 Stock Option and Incentive Plan, as amended (the “1991 Plan”) and the Corporation’s 2002 Stock Option and Incentive Plan, as amended (the “2002 Plan”) that are currently exercisable or exercisable within 60 days. Also includes 12,713 shares allocated to Mr. Hage’s account under the ESOP. Excludes 107,295 shares held solely by Mr. Hage’s spouse in and over which he disclaims beneficial interest and voting and/or investment power.

6Includes 29,296 shares held directly by Mr. Posegate with sole voting and/or investment power. Also includes 3,628 shares subject to options and stock appreciation rights granted to Mr. Posegate under the 1991 Plan and 2002 Plan that are currently exercisable or exercisable within 60 days. Also includes 257 shares allocated to Mr. Posegate’s account under the ESOP.

7Includes 19,454 shares held directly by Mr. Sivertson with sole voting and/or investment power. Also includes 27,087 shares subject to options and stock appreciation rights granted to Mr. Sivertson under the 1991 Plan and 2002 Plan that are currently exercisable or exercisable within 60 days. Also includes 5,218 shares allocated to Mr. Sivertson’s account under the ESOP.

8Includes 16,400 shares held directly by Mr. Brown with sole voting and/or investment power. Also includes 18,228 shares subject to options and stock appreciation rights granted to Mr. Brown under the 1991 Plan and 2002 Plan that are currently exercisable or exercisable within 60 days. Also includes 1,432 shares allocated to Mr. Brown’s account under the ESOP.

9Includes 15,804 shares held directly by Ms. Solberg with sole voting and/or investment power. Also includes 12,432 shares subject to options and stock appreciation rights granted to Ms. Solberg under the 1991 Plan and 2002 Plan that are currently exercisable or exercisable within 60 days. Also includes 2,891 shares allocated to Ms. Solberg’s account under the ESOP.

10Includes 16,945 shares held by Mr. Pederson with sole voting and/or investment power. Also includes 1,815 shares held in The Patan Woyute Trust of which Mr. Pederson is a trustee and 605 shares held by Mr. Pederson’s spouse, which shares Mr. Pederson may be deemed to have shared voting and/or investment power.

11Includes 313,165 shares held directly by a director or executive officer or held by certain members of the families of the directors and executive officers, or held by trusts of which a director or executive officer is a trustee or substantial beneficiary, with respect to which shares the respective directors and executive officers may be deemed to have sole or shared voting and investment power. Also includes 169,641 shares subject to options and stock appreciation rights granted under the 1991 Plan and 2002 Plan that are currently exercisable or exercisable within 60 days and 29,545 shares allocated under the ESOP.

PROPOSAL I—ELECTION OF DIRECTORS

The Corporation’s Board of Directors currently consists of seven members. The Board is divided into three classes, with one class of directors elected annually. Directors of the Corporation are generally elected to serve for a three-year term or until their respective successors are elected and qualified. All nominees have agreed to stand for election at the Meeting. If, prior to the Meeting, the Board of Directors learns that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies which would have otherwise been voted for such nominee will be voted for a substitute nominee, if any, elected by the Board.

Two directors have been nominated by the Nominating and Corporate Governance Committee of the Board of Directors for election to Class II of the Board of Directors at the Meeting to serve for a three-year term ending at the 2010 annual meeting and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). The continuing directors, Class III and Class I directors, will serve until the 2008 annual meeting and 2009 annual meeting, respectively, and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal).

The accompanying proxy card is intended to be voted for the election of nominees for directors named below, unless authority to vote for one or more nominees is withheld as specified on the proxy card. The Board of Directors unanimously recommends that stockholders vote “FOR” each of the two nominees identified below.

Information with Respect to Nominees and Continuing Directors

The principal occupation and business experience for the last five years and certain other information with respect to each nominee for election as a director and the other directors of the Corporation are set forth below. The information concerning the nominees and the continuing directors has been furnished by them to the Corporation.

Information About Nominees

ROBERT L. HANSON, age 61, a Class II Director, is the Chief Executive Officer of Harold’s Photo Centers, Sioux Falls, South Dakota, a retail photography and equipment company. He has held such position since 1980. He has served as a director of both the Corporation and the Bank since 1992.

CHARLES T. DAY, age 59, has been recommended as a Class II Director by the Nominating and Corporate Governance Committee, to fill a vacancy created by expiration of the term of director Steven Sershen, who is not standing for re-election. Mr. Day is a strategic financial consultant and most recently completed a three-year assignment with Sanford Health Systems from 2004 through 2007. From 1997 through 2004, Mr. Day was a national consulting partner for tax-exempt health care institutions and also focused on strategic finance, mergers and acquisitions, valuations and other capital formation transactions across a broad spectrum of industries. Mr. Day is also a Certified Public Accountant and was previously employed with Coopers & Lybrand as a tax partner. Mr. Day has served on the Bank’s board of directors since September 2007.

Information About Continuing Directors

CURTIS J. BERNARD, age 54, a Class I Director, is the owner and founder of Bernard Properties, a company engaged in local and regional economic development in southeast South Dakota and northeast Nebraska. Prior to founding Bernard Properties, from July 2001 to May 2002, Mr. Bernard was a Senior Credit Risk Consultant for TXU Energy, an electric power retailer located in Dallas, Texas. From September 1998 through July 2000, he served as Senior Vice President and Chief Operating Officer for 1st Financial Bank, N. Sioux City, South Dakota. Mr. Bernard was also previously employed with Citibank, serving in various capacities between 1981 and 1998. Mr. Bernard also serves as Mayor of Yankton, South Dakota, a position to which he was elected in December 2004. Mr. Bernard has served as a director for both the Corporation and the Bank since 2004.

CURTIS L. HAGE, age 61, a Class III Director, is the Chairman, President and Chief Executive Officer of the Corporation and Chairman and Chief Executive Officer of the Bank. Mr. Hage was elected Chairman of the Corporation in September 1996 and has held the position of President and Chief Executive Officer of the Corporation since February 1991. Mr. Hage joined the Bank in 1968 and served in various capacities prior to being elected its Chairman and Chief Executive Officer in 1991. Mr. Hage has served as a director of the Corporation since 1992 and the Bank since 1986.

CHRISTINE E. HAMILTON, age 51, a Class III Director, has served as the Managing Principal of a large diversified farming and ranching operation in central South Dakota since November 2000. She formed the MHCH Foundation, a non profit family foundation established to promote South Dakota and its future in the changing global economy. Ms. Hamilton serves on the boards of directors of a number of other entities, including the SDSU Foundation’s governing board, the South Dakota Chamber of Commerce, South Dakota Rural Enterprise, Inc., Northern Great Plains, Inc., SDBio, and

represents Hematech on a joint venture board. Ms. Hamilton has served as a director of the Corporation since June 2005 and the Bank since January 2003.

WILLIAM G. PEDERSON, age 51, a Class I Director, is Chairman and Chief Executive Officer of PAM Oil, Inc., Sioux Falls, South Dakota, a wholesale distributor of automotive products. He has held his current position with PAM Oil, Inc. since 1986 and has been with PAM Oil, Inc. since 1978. He has served as a director of both the Corporation and the Bank since 1996.

THOMAS L. VAN WYHE, age 57, a Class III Director, is a District Manager for Trane Company, Omaha, Nebraska and Sioux Falls, South Dakota, an air conditioning and heating sales and service company. He has been employed in various capacities by that organization since 1973 and has held his present position since 1994. Mr. Van Wyhe has served as a director of both the Corporation and the Bank since 1996.

The Corporation owns all of the issued and outstanding shares of capital stock of the Bank and, therefore, the Corporation elects the directors of the Bank.

Meetings of the Board of Directors, Compensation of Directors, Committees of the Board of Directors and Independent Directors

Meetings of the Corporation’s Board of Directors.   The Board of Directors held meetings twelve times and took written action without meeting one time during fiscal 2007. During fiscal 2007, no incumbent director of the Corporation attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.

Compensation of Directors.   In fiscal 2007, each non-employee director who served as a member of the Board of Directors during the entire fiscal year, received an aggregate of 960 shares of restricted Common Stock pursuant to the 1996 Director Restricted Stock Plan. The 1996 Director Restricted Stock Plan terminated in accordance with its terms on January 1, 2007. Non-employee directors serving on each of the Personnel, Compensation and Benefits Committee and the Nominating and Corporate Governance Committee also receive a meeting fee of $400 for each committee meeting they attend. Non-employee directors serving on the Audit Committee receive a meeting fee of $600 for each committee meeting they attend, and the Chairman of the Audit Committee receives a fee of $800 for each meeting attended. Employee directors receive no fees or other awards for their service as a director.

Committees of the Board of Directors.   The Board of Directors of the Corporation has a standing Audit Committee, a standing Personnel, Compensation and Benefits Committee and a standing Nominating and Corporate Governance Committee.

The Audit Committee assists the Board of Directors in fulfilling its oversight duties and responsibilities. Certain of the Audit Committee’s specific duties and responsibilities include:  overseeing the integrity of the Corporation’s financial statements and the audits of such financial statements, accounting and financial reporting processes, disclosure controls and procedures and internal controls over financial reporting; monitoring the independence, qualifications and performance of the Corporation’s independent auditors; and providing an avenue of communication among the Corporation’s independent auditors, management, the internal auditing department and the Board of Directors.

For fiscal 2007, the members of the Audit Committee were Directors Hanson (Chairman), Bernard, Sershen and Van Wyhe, all of whom were “independent directors” as that term is defined in the NASDAQ Marketplace Rules and “independent” as defined in Rule 10A-3(b)(1)(iv)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to the exemption set forth in Rule 10A-3(b)(1)(iv)(B) of the Exchange Act. The Board of Directors has determined that Director Bernard is an “audit committee financial expert,” as that term is defined in Item 401(h)(2) of Regulation S-K, is an “independent director” as that term is defined the NASDAQ Marketplace Rules and is “independent” as defined in Rule 10A-3(b)(1)(iv)(B) of the Exchange Act, pursuant to the exemption set forth in Rule 10A-3(b)(1)(iv)(B) of the Exchange Act. The Audit Committee held four meetings and took written action without meeting seven times during fiscal 2007. The Audit Committee acts pursuant to its Amended and Restated Charter, a copy of which is included as Appendix A and is also available to stockholders on the Corporation’s website at http://www.homefederal.com/AboutHomeFederal/HFFinancialCorp.

For fiscal 2007, the members of the Personnel, Compensation and Benefits Committee were Directors Pederson (Chair), Hamilton, Sershen and Van Wyhe, each of whom were “independent directors” as that term is defined in the NASDAQ Marketplace Rules. The primary purpose of the Personnel, Compensation and Benefits Committee is to assist the Board of Directors in carrying out its responsibilities with respect to the Corporation’s stock option and incentive plans, and the compensation of the Corporation’s executive officers, including the Chairman and Chief Executive Officer. The Personnel, Compensation and Benefits Committee held five meetings and took written action without meeting two times during fiscal 2007. The Personnel, Compensation and Benefits Committee acts pursuant to its Amended and Restated Charter, a current copy of which is available to stockholders on the Corporation’s website at http://www.homefederal.com/AboutHomeFederal/HFFinancialCorp.

During fiscal 2007, the members of the Nominating and Corporate Governance Committee were Directors Van Wyhe (Chair), Hamilton, Hanson and Sershen, through March 31, 2007, and Directors Van Wyhe (Chair), Bernard, Hamilton, and Pederson from April 2, 2007 to present. Each of the directors who served on the Nominating and Corporate Governance Committee during fiscal 2007 or is currently serving on the Nominating and Corporate Governance Committee is an “independent director” as that term is defined in the NASDAQ Marketplace Rules. The Nominating and Corporate Governance Committee is responsible for, among other things, creating and maintaining the overall corporate governance policies for the Corporation, nominating persons to serve on the Board of Directors of the Corporation, determining compensation for non-employee directors, and for overseeing performance evaluations for directors. The Nominating and Corporate Governance Committee held five meetings during fiscal 2007 and took written action without meeting one time during fiscal 2007. The Nominating and Corporate Governance Committee acts pursuant to its Amended and Restated Charter, a current copy of which is available to stockholders on the Corporation’s website at http://www.homefederal.com/AboutHomeFederal/HFFinancialCorp.

Independent Directors and Nominees.   The Board of Directors has determined that the following directors are “independent directors,” as defined by the NASDAQ Marketplace Rules: Curtis J. Bernard, Christine E. Hamilton, Robert L. Hanson, William G. Pederson, Steven R. Sershen and Thomas L. Van Wyhe. The Board of Directors has also determined that, if elected, director nominee Charles T. Day would be an “independent director” as defined by the NASDAQ Marketplace Rules.

Audit Committee Pre-Approval Policies

Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require audit committees of public companies to pre-approve audit and permissible non-audit services provided by their independent auditors. The Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved. During the fiscal year, in the event it becomes necessary to engage the independent auditor for additional services not contemplated in the original pre-approval, the Corporation will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The pre-approval policy requires the Audit Committee to be informed of each service performed by the independent auditor, and the policy does not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee as a whole at its next scheduled meeting.

During the fiscal year ended June 30, 2007, all services rendered by Eide Bailly, LLP, total amounts for which are set forth on page 36 of this Proxy Statement, were pre-approved by the Audit Committee in compliance with these procedures.

Stockholder Communications with the Board of Directors and Director Attendance at Annual Meetings

The Board of Directors has adopted a policy governing stockholder communications with the Board of Directors or specified individual directors. Stockholders wishing to communicate with the Board of Directors or any specified individual member of the Board of Directors should send a written communication to the Corporation’s Corporate Secretary at the following address: HF Financial Corp., 225 South Main Avenue, Sioux Falls, South Dakota, 57104. Any such written communication must state the number of shares of Common Stock owned by the stockholder.

The Corporate Secretary will forward any such written communication to the Board of Directors or, if indicated, to a specified individual member of the Board of Directors, unless the written communication is (i) a personal or similar grievance, a stockholder proposal or related communication, an abusive or inappropriate communication or a communication not related to the responsibilities or duties of the Board of Directors, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding the communication, or (ii) a request for information about the Corporation, a stock-related matter or any other matter that does not appear to require direct attention by the Board of Directors or any individual director, in which case the Corporate Secretary will attempt to handle the inquiry or request directly. All such communications will be kept confidential to the extent possible.

At each meeting of the Board of Directors, the Chairman of the Board will present a summary of all written communications received since the last meeting of the Board of Directors that were not forwarded to the Board of Directors or to the specified director, as applicable, and will make such written communications available to any director upon request.

The Corporation does not have a formal policy regarding attendance by members of the Board of Directors at the Corporation’s annual meeting of stockholders but the Corporation does encourage its directors to attend its annual meeting of stockholders. All of the Corporation’s directors serving at the time of the 2006 annual meeting of stockholders attended such meeting.

Director Nominations

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for determining what types of backgrounds are needed to help strengthen and balance the Board of Directors and for nominating candidates to fill vacancies accordingly. The Corporation’s Certificate of Incorporation sets forth minimum qualifications for directors, providing that no person may serve as a director who:

•       beneficially owns less than 100 shares of Common Stock; or

•       has not attained at least 25 years of age; or

•       has attained 70 years of age or more; or

•       has been convicted of any felony; or

•       is not eligible for whatever reason to serve on the board of directors of a federally chartered thrift institution; or

•       is at such time adjudicated or otherwise legally declared an incapacitated person by reason of mental weakness.

In general, the Nominating and Corporate Governance Committee meets quarterly and continuously identifies and maintains a list of potential director nominees. When nominating candidates to the Board of Directors, the Nominating and Corporate Governance Committee may consider, among other things, financial, regulatory and business experience; familiarity with and participation in the communities the Corporation serves; integrity, honesty and reputation; dedication to the Corporation and its stockholders; independence; and any other factors that the Nominating and Corporate Governance Committee deems relevant. Each nominee will be evaluated by the Nominating and Corporate Governance Committee in the context of the Board of Directors as a whole, with the objective of recommending a group of nominees that can best perpetuate the success of the Corporation. The Nominating and Corporate Governance Committee may use a variety of means to identify nominees, including, among other things, recommendations from current directors and management.

The Nominating and Corporate Governance Committee acts pursuant to its Amended and Restated Charter. Such charter formalized the Corporation’s policies regarding director candidates recommended by stockholders. It is the general policy of the Nominating and Corporate Governance Committee that it will consider a director candidate recommended by a stockholder who appears to be qualified to serve on the Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of the Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors.

The Nominating and Corporate Governance Committee has established the following procedures for stockholders to submit such recommendations and only those director candidates recommended in accordance with such procedures will be considered by the Nominating and Corporate Governance Committee:

•       if a stockholder would like to recommend a director candidate for the next annual meeting, the stockholder must deliver such recommendation to the Corporation’s Corporate Secretary at the Corporation’s principal offices no later than the 120th calendar day before the date that the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year;

•       recommendations for candidates must be accompanied by (i) personal information regarding the candidate, including the name of the candidate, a list of the candidate’s references, the candidate’s resume or curriculum vitae and any information that is required to be disclosed in solicitations of proxies for election of directors pursuant to Schedule 14A under the Exchange Act, (ii) the written consent of the person being recommended to being named in the proxy statement as a nominee and to serving as a director if elected; and (iii) certain information regarding the stockholder making the recommendation, including the stockholder’s name and address, as they appear on the Corporation’s books, the number and class of shares of the Corporation’s capital stock owned, either directly or indirectly, by the stockholder (and, if owned indirectly, a current written statement from the record holder of the stock that reflects ownership in such stock), and a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such other person;

•       a stockholder recommending a candidate may be asked to submit additional information regarding himself or herself or the candidate as determined by the Corporate Secretary or as necessary to satisfy the listing standards of the NASDAQ Global Market System, SEC rules and regulations or any other applicable rules and regulations; and

•       if a stockholder’s recommendation is received on or before the date set forth above and is accompanied by the information set forth above, the Nominating and Corporate Governance Committee will evaluate such candidate, along with the other candidates being evaluated by the committee, in accordance with these policies, the Amended and Restated Charter of the Nominating and Corporate Governance Committee and any other policies and procedures established by the Nominating and Corporate Governance Committee or the Board of Directors.

The Nominating and Corporate Governance Committee does not use different standards to evaluate nominees depending upon whether they are proposed by member of the Board of Directors, management of the Corporation or stockholders.

COMPENSATION, DISCUSSION AND ANALYSIS

Overview and Compensation Process.   The Corporation has no full time employees, relying upon employees of the Bank for the limited services required by the Corporation. All compensation paid to officers and employees is paid by the Bank. This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to the Bank’s Chairman and Chief Executive Officer, President, Senior Vice President/Business Banking, Senior Vice President/Trust Officer and Senior Vice President/Service & Support, which are collectively referred to as our “Named Executive Officers.”

The Personnel, Compensation and Benefits Committee (the “Compensation Committee”) is responsible for supervising and recommending for approval by the full Board of Directors the compensation and benefits of the executive officers of the Bank, including our Named Executive Officers. The Chairman and Chief Executive Officer, upon consultation with other members of management, provides the Compensation Committee with recommendations regarding compensation for the Named Executive Officers other than himself. The compensation of the Chairman and Chief Executive Officer is determined solely by the Compensation Committee.

The Bank’s executive compensation programs consist of elements that vary based on corporate performance (variable pay) and elements that are generally constant (fixed pay). The variable component may be substantial. Variable pay elements include our cash-based Short-Term Incentive Plan and our cash and equity-based Long-Term Incentive Plan, both of which are further discussed below. All plans are developed based on compensation information concerning the Bank’s community-banking competitors and peers, and are administered to balance the interests of the Bank’s executives with the performance of the Bank and the interests of the Corporation’s stockholders.

The Compensation Committee believes that the most meaningful performance and pay equity comparisons are made against companies of similar size and with similar business interests. In keeping with this belief, the Compensation Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable peer group institutions in and around the Bank’s market area, including institutions with total assets of between $500 million and $1 billion. Surveys reviewed include the Sioux Falls Human Resource Managers Salary Survey, the America’s Community Bankers Annual Compensation Survey, and surveys prepared by Clark Consulting and The Dells Group. From time to time, the Compensation Committee may engage third parties to compile statistical information with respect to the executive compensation practices of comparable companies.

In fiscal 2005, the Compensation Committee engaged Clark Consulting, an executive compensation consulting firm, to conduct a more formal review of our compensation arrangements for our executives, including our Named Executive Officers, to ensure that our compensation programs for such individuals were commensurate with those offered by similarly-situated companies. For purposes of its review, Clark Consulting compiled information with respect to the executive compensation programs offered by a peer group of 20 publicly traded financial institutions comparable to the Corporation in asset size and performance. With the assistance of Clark Consulting, in fiscal 2005 the Corporation developed a compensation philosophy, based in part on the changes in the expensing of stock options that became effective for all public companies after June 15, 2005, under which:

•       The base salary of Bank officers, including our Named Executive Officers, is to be competitive with respect to the market median. Based upon individual circumstances, actual base salary levels may be higher or lower than the market median.

•       Total cash compensation (that is, base salary plus cash bonuses under our Short-Term Incentive Plan) is to be consistent with the market median for results at or near that of the general banking market, and targeted at the 75th percentile or higher for superior performance.

•       The Bank will utilize long-term incentives for compensation purposes, typically in the form of equity. In general, the Bank is to grant equity only after performance goals have been achieved and with vesting provisions to ensure retention of the recipient.

•       In general, the amount of total direct compensation (that is, cash compensation plus equity) is to be at the market median for performance at or near that of the general banking market, and targeted at the 75th percentile or higher for superior performance.

The Compensation Committee anticipates that it will engage Clark Consulting in fiscal 2008 to conduct a similar review to that conducted in fiscal 2005.

Because pay and performance levels at peer companies are not known at the time compensation decisions are made, the Compensation Committee does not know if the target compensation levels have been met until such peer information is made public. Therefore, the Compensation Committee looks at the historical relationship between pay and performance over a one-year period. It is the Compensation Committee’s intent to address any variance between performance rank and compensation rank with future compensation decisions.

The Compensation Committee believes that growth in diluted earnings per share and return on equity are the most appropriate measures for evaluating the Corporation’s results. The Short-Term Incentive Plan and the Long-Term Incentive Plan described below rely on such measurements as a primary determinant of incentive payouts. Key factors which also affect the Compensation Committees’ judgment with respect to our executive compensation program include our financial performance, to the extent that it may be fairly attributed or related to the performance of a particular Named Executive Officer, as well as the contribution of each Named Executive Officer relative to his or her individual responsibilities and capabilities. While the Compensation Committee does consider our stock price performance, the Compensation Committee has not utilized it as the only measure of our financial performance, or the performance of the Named Executive Officers, given the fact that it may not take into account a variety of factors including, but not limited to, the business conditions within our industry as well as our long-term strategic direction and goals. Also, in applying these objectives, the Compensation Committee endeavors to achieve consistency with respect to the difference between the compensation of the Named Executive Officers and the compensation of our other officers and employees and such differences found in the companies in our peer group.

To continue to meet these objectives, the Compensation Committee may from time to time change or adjust one or more of our executive compensation plans or recommend the same to the Board of Directors, as it deems appropriate.

Compensation Objectives.   Our executive compensation program is designed to:

•       Support a pay-for-performance policy that is based on corporate performance;

•       Motivate employees to assume increased responsibility and reward them for their achievement;

•       Provide compensation opportunities that are comparable to those offered by other leading community banking companies, allowing the Corporation to compete for, and retain, top quality, dedicated executives who are critical to the Corporation’s long-term success; and

•       Align the interests of executives with the long-term interests of stockholders through equity award opportunities that can result in ownership of Common Stock.

Forms of Compensation.   At present, the compensation program for our Named Executive Officers is comprised of the following elements:

•       base salary;

•       annual incentive compensation under the Bank’s Short-Term Incentive Plan;

•       long term incentive compensation in the form of cash, stock options, stock appreciation rights and restricted stock under the Bank’s Long-Term Incentive Plan;

•       severance arrangements;

•       retirement benefits under a pension plan, excess pension plan, 401(k) plan, employee stock ownership plan, and in the case of our Chairman and Chief Executive Officer, a deferred compensation plan; and

•       miscellaneous benefits typically offered to executives of similar type corporations.

We combine these compensation elements for each Named Executive Officer in a manner we believe optimizes the Named Executive Officer’s contribution to the Corporation and the Bank.

Base Salary.   As stated above, the Compensation Committee reviews, on a periodic basis, competitive base salary levels at other financial institutions and sets base salary ranges for the Named Executive Officers based on a philosophy of being consistent with respect to the market median.

Based upon individual circumstances, actual base salary levels may be higher or lower than the market median. As indicated above, the “market” for the Corporation is comparable institutions in and around the Bank’s market area, including institutions with total assets of between $500 million and $1 billion. From this reference point, the actual base salaries of the Named Executive Officers are set to be commensurate with their experience, scope of duties and responsibilities, overall level of performance and contribution to the overall performance of the Corporation.

Short-Term Incentive Plan.   Annual incentive compensation in the form of cash bonus awards is awarded pursuant to the Bank’s Short-Term Incentive Plan. The purpose of the Short-Term Incentive Plan is to assist the Bank in employing and retaining our Named Executive Officers by providing them with a competitive compensation opportunity based upon the achievement of specified performance objectives which the Compensation Committee has identified as bearing a direct relation to the accomplishment of our business plan for the applicable year. At the beginning of each fiscal year, the Compensation Committee establishes for each Named Executive Officer a bonus award level stated as a percentage of the mid-point of the salary structure range applicable to such Named Executive Officer. At such time the Compensation Committee also establishes certain financial goal levels for the Corporation. The actual bonus award to be paid, if any, to each Named Executive Officer is calculated based on the achievement by the Corporation of its financial goals as of the last day of the fiscal year. For any bonus to be paid to participants, the Corporation must achieve a threshold level of performance. Bonus awards are paid by the Corporation promptly following acceptance by the Audit Committee of the Board of the Corporation’s audited financial statements for the applicable fiscal year.

For the fiscal year ended June 30, 2007, the Compensation Committee established for the Named Executive Officers the following bonus award levels based upon the Corporation’s achieving growth in diluted earnings per share beyond a baseline of $1.13, which was the Corporation’s diluted earnings per share in fiscal 2006, as adjusted to exclude the impact of the acceleration of FAS 91 and fees associated with the refinancing of the Corporation’s existing trust preferred securities:

•       the Bank’s Chairman and Chief Executive Officer and the Bank’s President could earn a bonus of:

•       10% of the mid-point of the salary structure range applicable to each such Named Executive Officer if such growth were equal to or greater than 6%;

•       40% of such salary mid-point if such growth were equal to or greater than 10%; or

•       60% of such salary mid-point if such growth were equal to or greater than 18%; and

•       each Named Executive Officer who is a Senior Vice President of the Bank could earn a bonus of:

•       6.25% of the mid-point of the salary structure range applicable to each such Named Executive Officer if such growth were equal to or greater than 6%;

•       25% of such salary mid-point if such growth were equal to or greater than 10%; or

•       37.5% of such salary mid-point if such growth were equal to or greater than 18%.

To the extent the Corporation’s growth in adjusted diluted earnings per share exceeded 18%, the bonus payable to each Named Executive Officer would be increased by an amount equal to 0.05% of the applicable salary mid-point for every 0.01% by which such growth exceeded 18%. For example, if such growth were equal to 20% the applicable bonus amounts for the Chairman and Chief Executive Officer and the President on one hand, and each Named Executive Officer who is a Senior Vice President on the other hand would be equal to 70% and 47.5% of the applicable salary mid-points, respectively. Under the Short-Term Incentive Plan, bonus amounts for Named Executive

Officers are prorated to the extent that the Corporation achieves an amount of growth in adjusted diluted earnings per share which falls between designated target levels. In implementing the bonus structure and performance targets, the Compensation Committee may exercise discretion to:

•       exclude from the applicable diluted earnings per share calculation any single event that results in a 10% impact on such calculation; and

•       adjust the amount of growth in diluted earnings per share as the result of significant or material events.

See the “Summary Compensation Table” set forth on page 19 of this Proxy Statement for bonuses paid under the Short-Term Incentive Plan to our Named Executive Officers during the fiscal year ended June 30, 2007.

For the fiscal year ended June 30, 2008, the Compensation Committee has established the same bonus structure (including with respect to discretionary adjustments) and growth in diluted earnings per share target levels which were in place for fiscal 2007; however, for purposes of determining bonus amounts:

•       growth in diluted earnings per share will be measured against a baseline of $1.07, an amount equal to the Corporation’s diluted earnings per share in fiscal 2007, as adjusted for “non-core” items, including without limitation the impact of gain on sale of branches, including short-term and long-term cash awards and the impact of the acceleration of FAS 91 and fees associated with the refinancing of the Corporation’s existing trust preferred securities; and

•       an amount equal to 15% of the aggregate amount of net adjustments made by the Compensation Committee in calculating the growth in diluted earnings per share for fiscal 2008 will be credited to a separate bonus pool which will be allocated to certain executive officers, including our Named Executive Officers, on a pro rata basis in accordance with their relative salary mid-points.

Long-Term Incentive Plan.   Long term incentive compensation is awarded pursuant to the Bank’s Long-Term Incentive Plan. The Compensation Committee believes that issuing stock options, stock appreciation rights and restricted stock to executives benefits the Corporation’s stockholders by encouraging and enabling such executives to own the stock of the Corporation, thus aligning executive pay with stockholder interests. Actual bonus awards are paid, and stock options, stock appreciation rights and shares of restricted stock are granted, promptly following acceptance by the Audit Committee of the Board of the Corporation’s audited financial statements for the applicable fiscal year. With respect to stock options, the purchase price per share of Common Stock is equal to the fair market value per share of Common Stock on the date the option is granted, as determined by the Compensation Committee on such date.

For the fiscal year ended June 30, 2007, the Compensation Committee determined that the bonus awards under the Long-Term Incentive Plan would be allocated:

•       50% in the form of restricted stock and 50% in the form of stock appreciation rights settled in stock with respect to awards made to the Bank’s President and each of our Named Executive Officers who is a Senior Vice President; and

•       100% in the form of cash with respect to the awards made to the Bank’s Chairman and Chief Executive Officer.

In determining these allocations, the Compensation Committee balanced rewards for past performance with incentives for future performance, and took into account such factors as overall risk of the pay package, award sizes in prior years, cash/stock mix and a desire to conserve the number of shares of Common Stock remaining available for awards under the Long-Term Incentive Plan. Current holdings of Common Stock were not considered. With respect to the Bank’s Chairman and Chief Executive Officer, the Compensation Committee determined that cash awards would provide a more appropriate form of incentive compensation in light of such officer’s level of seniority.

At the beginning of each fiscal year, the Compensation Committee establishes for each Named Executive Officer a bonus award level stated as a percentage of the mid-point of the salary structure range applicable to such Named Executive Officer. The Compensation Committee also establishes certain financial goal levels for the Corporation. The actual bonus award to be paid, if any, to each Named Executive Officer is calculated based on the achievement by the Corporation of its financial goals as of the last day of the fiscal year. For any bonus to be paid to participants, the Corporation must achieve a threshold level of performance.

The stock appreciation rights and shares of restricted stock awarded under the Long-Term Incentive Plan are granted under the Corporation’s 2002 Stock Option and Incentive Plan and are governed by the terms of such plan. The stock appreciation rights and restricted stock awards granted under the Long-Term Incentive Plan have a four-year vesting period in which 25% of each award vests on each of the first, second, third and fourth anniversary of the date of grant. The Long-Term Incentive Plan provides for the immediate vesting of any unvested stock appreciation rights and shares of restricted stock held by a participant upon such participant’s death. In establishing these vesting provisions, the Compensation Committee has considered the vesting periods utilized by the companies in our peer group with respect to similar awards, as well as upon its belief as to the appropriate length of time to encourage our Named Executive Officers to remain in their positions with us to realize the value of the award.

For the fiscal year ended June 30, 2007, the Compensation Committee established for the Named Executive Officers the following bonus award levels based upon the Corporation’s achieving certain target levels of return on equity:

•       the Bank’s Chairman and Chief Executive Officer and the Bank’s President could earn a bonus of:

•        10% of the mid-point of the salary structure range applicable to each such Named Executive Officer if such return on equity were equal to or greater than 8.5%;

•        30% of such salary mid-point if such return on equity were equal to or greater than 11%;

•        45% of such salary mid-point if such return on equity were equal to or greater than 13.5%; or

•        a maximum bonus of 60% of such salary mid-point if such return on equity were equal to or greater than 17%; and

•       each Named Executive Officer who is a Senior Vice President of the Bank could earn a bonus of:

•        6.5% of the mid-point of the salary structure range applicable to each such Named Executive Officer if such return on equity were equal to or greater than 8.5%;

•        20% of such salary mid-point if such return on equity were equal to or greater than 11%;

•        30% of such salary mid-point if such return on equity were equal to or greater than 13.5%; or

•        a maximum bonus of 40% of such salary mid-point if such return on equity were equal to or greater than 17%.

Under the Long-Term Incentive Plan, bonus amounts for Named Executed Officers are prorated to the extent that the Corporation achieves an amount of return on equity which falls between designated target levels. In implementing the bonus structure and performance targets, the Compensation Committee may exercise discretion to:

•       exclude from the applicable return on equity calculation any single event that results in a 10% impact on the earnings component of such calculation; and

•       adjust the return on equity calculation as the result of significant or material events.

See the “Summary Compensation Table” set forth on page 19 of this Proxy Statement for bonuses paid under the Long-Term Incentive Plan to our Named Executive Officers during the fiscal year ended June 30, 2007. For the fiscal year ended June 30, 2008, the Compensation Committee has established the same bonus structure (including with respect to discretionary adjustments), return on equity target levels and allocations with respect to the form of awards which were in place for fiscal 2007.

Severance Arrangements.   We recognize that an important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities. Accordingly, we believe it is in our best interests to provide our Chairman and Chief Executive Officer, President, Senior Vice President/Business Banking and Senior Vice President/Service and Support with reasonable financial arrangements in the event of a termination of employment following a change in control. See “Employment Agreements” and “Potential Payments Upon Termination or a Change-in-Control” for a discussion of the terms and conditions of the Bank’s employment agreements and change-of-control agreements with these Named Executive Officers.

Retirement Benefits; Employee Welfare Benefits.   In order to attract and retain employees and to assist employees in preparing financially for retirement, the Compensation Committee believes that it is important to provide the Bank’s employees, including our Named Executive Officers, with the opportunity to maintain a portion of their respective incomes following retirement. Along with other eligible employees, our Named Executive Officers participate in a defined benefit pension program and a retirement savings plan, which consists of an employee stock ownership plan and 401(k) plan. Our Named Executive Officers also participate in an unfunded non-qualified excess pension plan. The Bank is party to a deferred compensation agreement with its Chairman and Chief Executive Officer which is discussed in more detail on pages 25-26. Our defined benefit pension program, excess pension plan, employee stock ownership plan, 401(k) plan and deferred compensation agreement have proven to be important retention tools for the Corporation.

The Named Executive Officers participate in the Corporation’s defined benefit pension plan and the Corporation’s excess pension plan. The Corporation maintains the excess pension plan to provide non-qualified pension benefits to designated executive officers, including our Named Executive Officers. The excess pension plan is intended to make executive officers, including our Named Executive Officers, whole for the limitation of benefits due to requirements of the Internal Revenue Code. The defined benefit pension plan and the excess pension plan are discussed in more detail on pages 23-24.

Our employee stock ownership plan and 401(k) plan are broad based tax-qualified defined contribution plans that provide our employees with valuable retirement benefits. Under the 401(k) plan, we provide participants with the opportunity to defer up to 50% of their compensation for retirement. Under the employee stock ownership plan, we provide participants with a retirement benefit allocated in our common stock at no cost to the participant. All available shares of Common Stock under our employee stock ownership plan have been allocated to participating employees.

Employees, including the Named Executive Officers, are provided with coverage under medical and dental, life insurance and disability plans on terms consistent with industry practice.

Perquisites.   We provide certain Named Executive Officers with perquisites that further their ability to promote the Corporation’s business in our markets and to reflect competitive practices for similarly-situated officers employed by our peers. These perquisites are reviewed periodically and adjustments to them are made as necessary. The Compensation Committee has determined to offer these perquisites and other personal benefits in order to attract and retain our Named Executive Officers by offering compensation opportunities that are competitive with those offered by similarly-situated companies. In determining the total compensation payable to our Named Executive Officers for a given fiscal year, the Compensation Committee will examine such perquisites and other personal benefits in the context of the total compensation which our Named Executive Officers are eligible to receive. However, given the fact that such perquisites and other personal benefits which are available to our Named Executive Officers represent a relatively insignificant portion of their total compensation, the availability of such items does not materially influence the decisions made by the Compensation Committee with respect to other elements of the total compensation to which our Named Executive Officers are entitled or awarded. See the “Summary Compensation Table” set forth on page 19 of this Proxy Statement for a description of the perquisites and other personal benefits received by our Named Executive Officers during the fiscal year ended June 30, 2007.

2007 Compensation for Mr. Hage.   During the fiscal year ended June 30, 2007, Mr. Hage received a base salary of $334,000 compared with a base salary of $315,000 during the fiscal year ended June 30, 2006. Accrued for Mr. Hage for variable performance-based compensation was a $282,100 expense under the Corporation’s Short-Term and Long-Term Incentive Plans during fiscal 2007. Thus, the variable performance-based portion was approximately 39% of Mr. Hage’s total compensation of $727,859 for fiscal 2007.

2007 Compensation for Mr. Posegate.   During the fiscal year ended June 30, 2007, Mr. Posegate received a base salary of $204,230 (which base salary was incrementally increased to a rate of $210,000 during fiscal 2007) compared with a base salary of $175,000 during the fiscal year ended June 30, 2006. Accrued for Mr. Posegate for variable performance-based compensation was a $178,544 expense under the Corporation’s Short-Term Incentive Plan and a $108,241 expense under the Corporation’s Long-Term Incentive Plan during fiscal 2007. Thus, the variable performance-based portion was approximately 53% of Mr. Posegate’s total compensation of $538,249 in fiscal 2007.

2007 Compensation for Mr. Brown.   During the fiscal year ended June 30, 2007, Mr. Brown received a base salary of $144,000 compared with a base salary of $138,000 during the fiscal year ended June 30, 2006. Accrued for Mr. Brown for variable performance-based compensation was a $76,300 expense under the Corporation’s Short-Term Incentive Plan and a $42,955 expense under the Corporation’s Long-Term Incentive Plan during fiscal 2007. Thus, the variable performance-based portion was approximately 39% of Mr. Brown’s total compensation of $303,378 in fiscal 2007.

2007 Compensation for Mr. Sivertson.   During the fiscal year ended June 30, 2007, Mr. Sivertson received a base salary of $134,000 compared with a base salary of $132,000 during the fiscal year ended June 30, 2006. Accrued for Mr. Sivertson for variable performance-based compensation was a $76,300 expense under the Corporation’s Short-Term Incentive Plan and a $42,955 expense under the Corporation’s Long-Term Incentive Plan during fiscal 2007. Thus, the variable performance-based portion was approximately 41% of Mr. Sivertson’s total compensation of $291,299 in fiscal 2007.

2007 Compensation for Ms. Solberg.   During the fiscal year ended June 30, 2007, Ms. Solberg received a base salary of $119,250 compared with a base salary of $116,000 during the fiscal year ended June 30, 2006. Accrued for Ms. Solberg for variable performance-based compensation was a $59,950 expense under the Corporation’s Short-Term Incentive Plan and a $25,840 expense under the Corporation’s Long-Term Incentive Plan during fiscal 2007. Thus, the variable performance-based portion was approximately 35% of Ms. Solberg’s total compensation of $242,531 in fiscal 2007.

Compensation Committee Report

The Compensation Committee has requested the following statement be included in this proxy statement:

“As a committee, we reviewed the Compensation Discussion and Analysis (CD&A) that appears in this proxy statement with management during the preparation of this proxy statement. We approve of the CD&A and we give our recommendation to the full Board of Directors to include the CD&A in the proxy statement.”

Signed, the Personnel, Compensation & Benefits Committee, William G. Pederson (Chair), Christine E. Hamilton, Steven R. Sershen and Thomas L. Van Wyhe

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned by the Corporation’s principal executive officer, principal financial officer and the three other most highly compensated executive officers, or our Named Executive Officers, in fiscal 2007. The table specifically identifies the dollar value of compensation related to fiscal 2007 paid to such Named Executive Officers in the form of:

•       salary, paid in cash;

•       stock awards, comprised of awards of restricted stock relating to the 2007 fiscal year;

•       option/SAR awards, comprised of awards of stock appreciation rights during the 2007 fiscal year and identified based upon the aggregate fair value in dollars of such award;

•       non-equity plan incentive plan compensation, listing the aggregate dollar value of the awards paid to the Named Executive Officers under the Short-Term Incentive Plan;

•       all other compensation paid to the Named Executive Officers, which is itemized in the “All Other Compensation” table on page 19; and

•       Change in pension value and non-qualified deferred compensation earnings.

Based on the fair value of equity awards granted to the Named Executive Officers in fiscal 2007, the base salaries of our Named Executive Officers for fiscal 2007 accounted for approximately 46%, 38%, 47%, 46% and 49% of the total compensation of Messrs. Hage, Posegate, Brown and Sivertson and Ms. Solberg, respectively, while cash bonuses paid to our Named Executive Officers under the Short-Term Incentive Plan (and also paid to Mr. Hage under the Long-Term Incentive Plan) for fiscal 2007 accounted for approximately 39%, 33%, 25%, 26% and 25% of the total compensation of Messrs. Hage, Posegate, Brown and Sivertson and Ms. Solberg, respectively.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)[1] (e)	Option / SAR Awards ($)[1] (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)[9] (i)	Total ($) (j)
Curtis L. Hage, Chairman and Chief Executive Officer	2007	$ 334,000	$0	$ 0	$ 0	$ 282,100[2]	$ 69,098[3]	$ 42,661	$ 727,859
Darrel L. Posegate, President	2007	$ 204,230	$0	$ 16,229[4]	$ 92,012[4]	$ 178,544	$ 14,429	$ 32,805	$ 538,249
David A. Brown, Senior Vice President/ Business Banking	2007	$ 144,000	$0	$ 6,440[5]	$ 36,515[5]	$ 76,300	$ 11,339	$ 28,784	$ 303,378
Mark S. Sivertson, Senior Vice President/ Trust Officer	2007	$ 134,000	$0	$ 6,440[6]	$ 36,515[6]	$ 76,300	$ 14,782[7]	$ 23,262	$ 291,299
Natalie A. Solberg, Senior Vice President/ Service & Support	2007	$ 119,250	$0	$ 5,055[8]	$ 28,690[8]	$ 59,950	$ 9,494	$ 20,092	$ 242,531

1The amounts in columns (e) and (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with FAS 123R, of awards of restricted stock and stock appreciation rights. Assumptions used in the calculation of these amounts are included in footnote 16 to our audited financial statements for the fiscal year ended June 30, 2007 included in our Annual Report on Form 10-K filed with the SEC on September 28, 2007.

2Represents the cash bonus award to Mr. Hage under the Corporation’s Long-Term Incentive Plan for fiscal 2007 in the amount of $43,400 and the cash bonus award to Mr. Hage under the Corporation’s Short-Term Incentive Plan for fiscal 2007 in the amount of $238,700.

3Represents the change in present value of accumulated benefit for the Corporation’s Pension Plan between fiscal 2007 and 2006 in the amount of $49,172. Includes the change in value of the Corporation’s Excess Pension Plan between fiscal 2007 and 2006 in the amount of $18,350. Also includes preferential interest earnings, in the amount of $1,576, on behalf of Mr. Hage related to the Deferred Compensation Plan in excess of 120% of the applicable federal long-term rate for fiscal year 2007.

4Represents a grant of 1,008 shares of restricted stock and a grant of 5,715 stock appreciation rights for fiscal year 2007 to Mr. Posegate. Such restricted stock and stock appreciation rights are subject to a four-year vesting schedule with 25% of the grant vesting on each of the first, second, third and fourth anniversary of the date of grant.

5Represents a grant of 400 shares of restricted stock and a grant of 2,268 stock appreciation rights for fiscal year 2007 to Mr. Brown. Such restricted stock and stock appreciation rights are subject to a four-year vesting schedule with 25% of the grant vesting on each of the first, second, third and fourth anniversary of the date of grant.

6Represents a grant of 400 shares of restricted stock and a grant of 2,268 stock appreciation rights for fiscal year 2007 to Mr. Sivertson. Such restricted stock and stock appreciation rights are subject to a four-year vesting schedule with 25% of the grant vesting on each of the first, second, third and fourth anniversary of the date of grant.

7Represents the change in present value of accumulated benefit for the Corporation’s Pension Plan between fiscal 2007 and 2006 in the amount of $11,847. Also includes the change in value of the Corporation’s Excess Pension Plan between fiscal 2007 and 2006 in the amount of $2,935 for Mr. Sivertson.

8Represents a grant of 314 shares of restricted stock and a grant of 1,686 stock appreciation rights for fiscal year 2007 to Ms. Solberg. Such restricted stock and stock appreciation rights are subject to a four-year vesting schedule with 25% of the grant vesting on each of the first, second, third and fourth anniversary of the date of grant.

9See immediately following “All Other Compensation” Table.

All Other Compensation Table—Fiscal Year 2007

Name	Cost of Group Term Life	Cost of Health Insurance	401k Plan Matching Contribution	Pension Plan Contribution	Cost of ESOP Share Allocation	Country Club Dues	Travel Reimbursement[1]	Parking	Total Other Compensation
Curtis L. Hage	$1,431	$ 7,224	$8,112	$17,728	[2]	$264	$5,569	$1,433	$ 900	$ 42,661
Darrel L. Posegate	$ 1,239	$ 10,344	$ 6,127	$ 9,232		$ 199	$ 5,569	$ 95	$ 0	$ 32,805
David A. Brown	$ 983	$ 10,344	$ 4,320	$ 6,509		$ 140	$ 5,512	$ 976	$ 0	$ 28,784
Mark S. Sivertson	$ 947	$ 10,344	$ 4,020	$ 7,820	[3]	$ 131	$ 0	$ 0	$ 0	$ 23,262
Natalie A. Solberg	$ 858	$ 10,344	$ 2,981	$ 5,391		$ 97	$ 421	$ 0	$ 0	$ 20,092

1The Bank reimburses travel expenses for a spouse if attendance at the function is considered to have a business purpose or is important to the success of the event.

2Includes contributions to the Pension Plan on behalf of Mr. Hage in 2007 of $9,945. Also includes contributions to the Excess Pension Plan on behalf of Mr. Hage in 2007 of $7,783.

3Includes contributions to the Pension Plan on behalf of Mr. Sivertson in 2007 of $6,057. Also includes contributions to the Excess Pension Plan on behalf of Mr. Sivertson in 2007 of $1,763.

Employment Agreements

The Corporation, through its wholly-owned subsidiary, the Bank, has entered into employment agreements and change-in-control agreements with certain of the Corporation’s Named Executive Officers, including Mr. Hage, Mr. Posegate, Mr. Brown, and Ms. Solberg. Each of the employment agreements commenced on July 2, 2007 and continues in effect until June 30, 2008. Beginning on July 1, 2008, and on each anniversary thereafter, the term of each employment agreement will be automatically extended for one additional year, unless, no later than March 31 of the applicable year, either the Bank or the applicable executive officer has given notice that it, he or she does not wish to extend the agreement.

Under the employment agreements, Mr. Hage will be paid an annual base salary of $334,000, Mr. Posegate will be paid an annual base salary of $210,000, Mr. Brown will be paid an annual base salary of $144,000, and Ms. Solberg will be paid an annual base salary of $119,250. Appropriate adjustments will be made to each executive officer’s base salary giving consideration to the value of the executive officer’s services and comparable adjustments to salaries paid to other executive officers. In addition to base salary, each executive officer is entitled to:

•       participate in the same manner as other executive officers in the Bank’s executive incentive plans, and

•       all benefits made available to other officers of the Bank (including, but not limited to, life insurance, medical, dental and disability coverage, paid personal time off and retirement).

The Bank has the right to immediately terminate each executive officer for cause. Additionally, the Bank may, in its reasonable discretion, terminate each executive officer if he or she is absent from work for a period of time or in a manner that materially affects the functioning of the executive officer’s departments or direct or indirect reports; provided, however, that the Bank may not terminate Mr. Hage for absence resulting from approved/excused extended vacation, leave of absence or temporary relocation. Either the Bank or the executive officer may terminate his or her employment agreement at any time upon sixty days written notice. Additionally, each executive officer’s employment under his or her employment agreement automatically terminates upon his or her death, with such termination being effective as of the last day of the month in which the death occurs. For a detailed description of the severance provisions contained in the employment agreement, please refer to the narrative discussion beginning on page 26.

Grants of Plan-Based Awards

								All Other Stock	All Other Option Awards:	Exercise	Grant Date Fair
								Awards:	Number of	or Base	Value of
		Estimated Future Payouts			Estimated Future			Number of	Securities	Price of	Stock
		Under Non-Equity Incentive			Payouts Under Equity			Shares	Underlying	Option/	and
		Plan Awards[1]			Incentive Plan Awards[2]			of Stock	Options/	SAR	Option/
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	SARs (#)	Awards ($/Sh)	SAR Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Curtis L. Hage	9/12/2007	$ 31,000	$ 124,000					-0-	-0-	$ 0	$ 0
Darrel L. Posegate	9/12/2007	$ 23,190	$ 92,750		1,441	4,321	8,611	1,008	5,715	$ 16.10	$ 16.10
David A. Brown	9/12/2007	$ 8,750	$ 35,000		565	1,739	3,466	400	2,268	$ 16.10	$ 16.10
Mark S. Sivertson	9/12/2007	$ 8,750	$ 35,000		565	1,739	3,466	400	2,268	$ 16.10	$ 16.10
Natalie A. Solberg	9/12/2007	$ 6,875	$ 27,500		444	1,366	2,723	314	1,686	$ 16.10	$ 16.10

1Non-Equity Incentive Plans. At the beginning of each fiscal year, the Compensation Committee establishes bonus award levels for growth in diluted earnings per share. The payout, in turn, is a percentage of the mid-point of the salary structure range applicable to each Named Executive Officer. To the extent the Corporation’s growth in adjusted diluted earnings per share exceeds 18%, the bonus payable to each Named Executive Officer is increased by an amount equal to 0.05% of the applicable salary mid-point for every 0.01% by which such growth exceeded 18%. Thus, there is no maximum payout.

2Equity Incentive Plans. At the beginning of each fiscal year, the Compensation Committee establishes bonus award levels for achieving certain target levels of return on equity. The payout, in turn, is a percentage of the mid-point of the salary structure range applicable to each Named Executive Officer. Awards under the Long-Term Incentive Plan are paid 50% in the form of restricted stock and 50% in the form of stock appreciation rights settled in stock with respect to the Bank’s President and each Named Executive Officer who is a Senior Vice President and 100% in the form of cash for the Bank’s Chairman and CEO. Thus the threshold, target and maximum for the Bank’s Chairman and CEO are reported as $31,000, $93,000 and $185,339, respectively.

Annual incentive compensation in the form of cash bonus awards is awarded pursuant to the Corporation’s Short-Term Incentive Plan, and long term incentive compensation is awarded pursuant to the Corporation’s Long-Term Incentive Plan. The stock appreciation rights and restricted stock awarded under the Long-Term Incentive Plan are granted under the 2002 Stock Option and Incentive Plan and are governed by the terms of such plan. The stock appreciation rights and restricted stock awards granted under the Long-Term Incentive Plan have a four-year vesting period in which 25% of the award vests on each of the first, second, third and fourth anniversary of the date of grant. For a detailed description of the material terms of the awards pursuant to the Long-Term Incentive Plan and Short-Term Incentive Plan, please refer to pages 13-16 of the “Compensation Discussion and Analysis.”

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option/SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Curtis L. Hage	20,264	-0-		$ 12.71	9/9/2008	1,139[4]	$ 780,323
	21,191	-0-		$ 7.75	9/13/2010	3,178[5]
	12,355	-0-		$ 10.33	9/11/2011	16,666[6]
	13,667	-0-		$ 9.92	9/11/2012	23,556[7]
	6,354	-0-		$ 14.75	9/10/2013
	16,665	-0-		$ 14.88	9/8/2014
Darrel L. Posegate	2,777	-0-		$ 14.88	9/8/2014	180[4]	$ 402,277
	-0-	3,410[2]		$ 16.00	9/13/2016	375[8]
1,632[5]
8,333[6]
11,778[7]
663[9]
David A. Brown	3,972	-0-		$ 7.75	9/13/2010	328[4]	$ 236,170
	3,539	-0-		$ 10.33	9/11/2011	374[10]
	3,934	-0-		$ 9.92	9/11/2012	926[5]
	1,849	-0-		$ 14.75	9/10/2013	4,514[6]
	4,514	-0-		$ 14.88	9/8/2014	7,010[7]
	-0-	1,686[2]		$ 16.00	9/13/2016	328[9]
Mark S. Sivertson	2,398	-0-		$ 12.71	9/9/2008	356[4]	$ 213,131
	6,582	-0-		$ 7.75	9/13/2010	374[10]
	3,868	-0-		$ 10.33	9/11/2011	986[5]
	4,198	-0-		$ 9.92	9/11/2012	4,514[6]
	1,369	-0-		$ 14.75	9/10/2013	5,607[7]
	4,514	-0-		$ 14.88	9/8/2014	328[9]
	3,738	1,870[3]		$ 17.27	9/26/2015
	-0-	1,686[2]		$ 16.00	9/13/2016
Natalie A. Solberg	2,026	-0-		$ 12.71	9/9/2008	68[4]	$ 196,767
	914	-0-		$ 7.75	9/13/2010	763[5]
	1,536	-0-		$ 10.33	9/11/2011	3,973[6]
	2,126	-0-		$ 9.92	9/11/2012	6,170[7]
	1,525	-0-		$ 14.75	9/10/2013	257[9]
	3,973	-0-		$ 14.88	9/8/2014
	-0-	1,325[2]		$ 16.00	9/13/2016

1The market value of stock awards outstanding was determined using $17.52 per share of the Common Stock as reported on the NASDAQ Global Market System on June 29, 2007, which was the last price per share at which the stock traded on June 29, 2007.

2The award vests 25% on 9/13/2007, 25% on 9/13/2008, 25% on 9/13/2009, and 25% on 9/13/2010.

3The award vests on 6/30/2008.

4The award vests on 9/11/2007.

5The award vests 25% on 9/10/2007 and 25% on 9/10/2008.

6The award vests 33% on 9/8/2007, 33% on 9/8/2008, and 34% on 9/8/2009.

7The award vests 33% on 9/26/2008, 33% on 9/26/2009, and 34% on 9/26/2010.

8The award vests on 10/24/2007.

9The award vests 25% on 9/13/2007, 25% on 9/13/2008, 25% on 9/13/2009, and 25% on 9/13/2010.

10The award vests on 10/22/2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
(a)	(b)	(c)	(d)	(e)
Curtis L. Hage	14,050	$ 61,557	3,755	$ 61,972
Darrel L. Posegate	10,975	$ 42,639	1,585	$ 26,473
David A. Brown	-0-	-0-	1,459	$ 24,364
Mark S. Sivertson	5,150	$ 25,046	1,537	$ 25,651
Natalie A. Solberg	1,898	$ 16,533	871	$ 15,029

1The value realized on vesting of the stock awards shown in the table is based on the closing price of the Common Stock on the Nasdaq Global Market System on the date the shares vested and were distributed.

The following table shows the present value of accumulated benefits payable to each of our Named Executive Officers under the Corporation’s Pension Plan and Excess Pension Plan determined consistent with the valuation method and assumptions described in footnote 14 to our audited financial statements for the fiscal year ended June 30, 2007 included in our Annual Report on Form 10-K filed with the SEC on September 28, 2007.

Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Curtis L. Hage	HF Financial Corp. Pension Plan	37	$ 775,394	$ 0
	HF Financial Corp. Excess Pension Plan	13	$ 77,302	$ 0
Darrel L. Posegate	HF Financial Corp. Pension Plan	6	$ 61,915	$ 0
David A. Brown	HF Financial Corp. Pension Plan	8	$ 70,264	$ 0
Mark S. Sivertson	HF Financial Corp. Pension Plan	12	$ 94,976	$ 0
	HF Financial Corp. Excess Pension Plan	12	$ 8,680	$ 0
Natalie A. Solberg	HF Financial Corp. Pension Plan	13	$ 60,561	$ 0

In order to attract and retain employees and to assist employees in preparing financially for retirement, the Compensation Committee believes that it is important to provide the Bank’s employees, including the Named Executive Officers, with the opportunity to maintain a portion of their respective incomes following retirement. Along with other eligible employees, the Named Executive Officers participate in a defined benefit pension program and a retirement savings plan, which consists of an employee stock ownership plan and 401(k) plan. The Named Executive Officers also participate in an unfunded non-qualified excess pension plan. The excess pension plan is intended to make executive officers, including our Named Executive Officers, whole for the limitation of benefits due to requirements of the Internal Revenue Code.

Defined Benefit Pension Plan.   The Corporation sponsors a defined benefit pension plan for its employees. An employee is eligible to participate in the pension plan upon the completion of one year of service and upon reaching the age of 21. That participation is retroactive to the previous July 1. A participant must complete five years of service before such participant earns a vested interest in accrued retirement benefits, at which time the participant is 100% vested. A participant will also be 100% vested if employment ends due to death or disability. The pension plan is funded solely through contributions made by the Corporation. It is anticipated that this obligation will be funded through the Corporation’s future earnings.

A participant is eligible for an early retirement benefit upon the attainment of age 62, provided such participant has participated in the pension plan for a minimum of five years. The monthly benefit payable at early retirement is the actuarial equivalent of the participant’s accrued monthly benefit at age 65. If a participant continues to work beyond age 65, the participant is entitled to the greater of:

•       such participant’s benefit taking into account all service and compensation through the actual retirement date; or

•       the actuarial equivalent of the benefit that would have been payable had the participant retired on the normal retirement date.

In the event of termination of employment for any reason other than death, disability or early or normal retirement, a participant is still entitled to 100% of the participant’s accrued normal retirement benefit, provided that the participant is vested.

The pension plan computes benefits using a cash balance pension formula with a hypothetical account maintained separately for each participant, with such account credited annually for contributions and earnings. Each year an employer contribution equal to 6% of the participant’s compensation for the plan year is allocated to that participant’s account. Compensation includes, but is not limited to, wages, commissions, bonuses, overtime, and any amount a participant elects to defer under a salary reduction agreement. Compensation does not include employer contributions to employer-sponsored retirement plans or welfare plans such as life and health insurance plans, nor does it include vested stock options granted to the participant or stock awarded to the participant in the course of the participant’s employment. Investment returns are credited to account balances as of the first day of each plan year for the upcoming plan year in an amount equal to the average daily rates of return for 30 year U.S. Treasury bond during the previous February. Normal retirement age is 65 with five years of service and early retirement age is 62 with five years of service.

The normal retirement benefit is a monthly annuity based on an individual’s hypothetical account balance as of benefit commencement. A participant may elect, at the time of retirement, several optional forms of benefits which are the actuarial equivalent of the normal form, such as the joint and survivor benefits for married participants or an actuarially equivalent lump sum payment. A married participant must receive a joint and 50% survivor annuity unless the participants’ spouse consents to a different form of benefit.

Excess pension plan for Executive Officers.   The Corporation also sponsors an unfunded, non-qualified excess pension plan for certain executive officers. Any executive officer of the Corporation or an affiliated organization having the title of President, Executive Vice President or Senior Vice President is automatically eligible to participate in the excess pension plan effective as of the first day of the plan year following the date that such executive becomes an executive. Executives remain eligible to participate in the excess pension plan with respect to each subsequent plan year unless removed as an executive by the Board.

The Corporation contributes benefits to the excess pension plan on behalf an executive on an annual basis as follows:

•       if an executive was an executive as of June 30, 1999, the Corporation will contribute benefits in an amount equal to the difference between the annual benefit accruals actually credited to the executive under the pension plan under its current cash balance formula, and the amount that would have been credited to the executive under the pension plan under the benefit formula in effect prior to July 1, 1999;

•       benefits in an amount equal to the amount of the annual benefit accrual under the pension plan that would otherwise be denied by reason of limitations imposed under the Internal Revenue Code; and

•       benefits in an amount equal to the amount of employer contributions that could not be made to the Corporation’s employee stock ownership plan and the Corporation’s 401(k) plan by reason of limitations imposed under the Internal Revenue Code. The excess pension plan also allows executives to make contributions to the excess pension plan in the form of salary deferral contributions.

An executive is always 100% vested in his or her salary deferral contributions to the excess pension plan. With respect to the benefits contributed by the Corporation on behalf of the executive, the executive must complete five years of service before such executive earns a vested interest in such benefits, at which time the executive is 100% vested. A participant will also be 100% vested if such executive dies or if there is a change in control of the Corporation. The payment of benefits under the excess pension plan generally starts not later than 30 days after the last day of the plan year during which the executive terminates employment with the Corporation. However, an executive may elect to receive benefits prior to his or her termination of employment.

The years of credited service under the excess pension plan for each of the Named Executive Officers is the same as the years of credited service set forth above under the pension plan. For information regarding the amounts contributed to the excess pension plan accounts of the Named Executive Officers by the Corporation in fiscal 2007, see the “Summary Compensation Table” set forth on page 19 of this Proxy Statement.

Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Curtis L. Hage	$36,000	$0	$1,576[1]	$0	$438,434
Darrel L. Posegate	$0	$0	$0	$0	$0
David A. Brown	$0	$0	$0	$0	$0
Mark S. Sivertson	$0	$0	$0	$0	$0
Natalie A. Solberg	$0	$0	$0	$0	$0

1Represents preferential interest earnings on behalf of Mr. Hage related to the Deferred Compensation Plan in excess of 120% of the applicable federal long-term rate for fiscal year 2007.

Deferred Compensation Agreement.   On July 15, 1998, the Bank entered into a deferred compensation agreement with Mr. Hage. Pursuant to the agreement, Mr. Hage may elect to defer an amount of his total annual base salary, which amount may modified by his filing a subsequent signed election form, which modification (subject to certain hardship exceptions) is not effective until the following calendar year. Interest on the deferred compensation will be credited and compounded on a monthly basis to a deferral account. The annual rate of interest becomes effective each plan year and equals the Wall Street Journal prime rate plus one percent on the first business day of the plan year.

Pursuant to the deferred compensation agreement with Mr. Hage, the Bank will pay Mr. Hage the deferral account balance in 180 monthly installments commencing on the first day of the month following the termination of Mr. Hage’s employment if Mr. Hage terminates his employment under the following circumstances:

•       on or after the normal retirement date for reasons other than death,

•       before the normal retirement date, for reasons other than death, change of control or disability, or

•       before the normal retirement date for disability.

The payments will be determined the first month following the termination of Mr. Hage’s employment and the first day of each plan year thereafter as the payment amount to amortize the then account balance over the remaining term including interest at the applicable interest rate. Upon a change of control while Mr. Hage is in the active employ of the Bank, the Bank will pay to Mr. Hage the deferral account balance in a lump sum within 60 days after the change of control. The Bank will also distribute all or a portion of the deferred account balance upon the Bank’s determination that Mr. Hage has suffered an unforeseeable financial emergency.

If Mr. Hage’s employment is terminated due to death while he is in the active service of the Bank, the Bank will pay to Mr. Hage’s beneficiary the greater of:

•       the deferral account balance at the date of the termination due to death, or

•       the projected benefit, which will mean the balance that would have accumulated in the Mr. Hage’s deferral account at the normal retirement date, assuming that Mr. Hage: (a) continued to defer compensation at the same rate and (b) survived to the normal retirement date.

The Bank will pay Mr. Hage’s beneficiary the deferral account balance in 180 monthly installments commencing on the first day of the month following Mr. Hage’s death. The payments will be determined the first month following Mr. Hage’s death and the first day of each plan year thereafter as the payment amount to amortize the then account balance over the remaining term including interest at the applicable interest rate. If Mr. Hage dies after benefits have commenced under the agreement but before receiving all such payments, the Bank will pay to Mr. Hage’s beneficiary the remaining benefits at the same time and in the same amounts as they would have been paid had Mr. Hage survived.

In the event that Mr. Hage is terminated for “cause,” as determined in accordance with his employment agreement, the Bank will not pay any benefit attributable to interest credited to the deferral account. If Mr. Hage has made any material misstatement of fact on any application for life insurance purchased by the Bank, the Bank will not pay any benefit exceeding the balance of the deferral account.

Potential Payments Upon Termination or a Change-in-Control

Employment Agreements.   The Corporation, through its wholly-owned subsidiary, the Bank, has entered into employment agreements with Mr. Hage, Mr. Posegate, Mr. Brown, and Ms. Solberg, each of which commenced on July 2, 2007 and continues in effect until June 30, 2008. Mr. Sivertson, one of our Named Executive Officers, did not enter into an employment agreement. Under such agreements, if the executive officer is terminated for cause, the Bank will pay the executive officer his or her full salary through the date of termination and will have no further obligations to the executive officer under his or her employment agreement. If the executive officer is terminated without cause, other than by reason of absenteeism or death, the Bank will pay the executive officer

•       his or her full salary through the date of termination, and

•       each month for twelve months one-twelfth of the total of (a) his or her monthly salary in effect at the time of termination times the number of months remaining until the expiration of his or her employment agreement, plus (b) an amount equal to one year’s annual base salary.

Such payments will be conditioned upon compliance with the non-compete provision of the employment agreement and any payments made must be returned by the executive officer to the Bank if he or she violates the non-compete provision. If the executive officer is terminated because of absenteeism resulting from his or her mental or physical incapacity, the Bank will pay the executive officer through the last day of the month in which he or she is terminated plus an amount equal to three months base salary.

If the executive officer terminates his or her employment and provides 60 days written notice (as required by the agreement), the Bank will pay the executive officer his or her full salary through the month in which such termination occurs plus one additional month’s salary. If the executive officer fails to give the requisite notice, he or she forfeits all accrued paid time off and the Bank will pay the executive officer his or her full salary only through the date of termination. If the executive officer dies,

•       the Bank will pay the spouse, beneficiary or estate of the executive officer his or her base salary through the last day of the month in which such death occurs, and

•       his or her compensation under the Bank’s incentive plans will be paid to the spouse, beneficiary or estate of the executive officer in accordance with the terms of such plans.

Under the employment agreements, each applicable executive officer agrees that during the term of his or her employment agreement and for a period of one year following termination of such agreement by the Bank without cause or by such executive officer he or she will not, directly or indirectly, engage in or assist others to engage in any business competing with the business carried on by the Bank or solicit business from any customers of the Bank in the locations where the Bank conducts business. The executive officer also agrees that during the term of his or her employment agreement and for a period of one year following termination of such agreement not to induce or attempt to induce any person who is an employee of the Bank to leave the employ of the Bank and engage in any business that competes with the Bank. The executive officer further agrees not to disclose to anyone inside or outside the Bank or use for his or her own benefit or the benefit of others any confidential, trade secret and proprietary information of the Bank.

Change-In-Control Agreements with Messrs. Hage, Posegate and Brown and Ms. Solberg.   The Corporation, through its wholly-owned subsidiary, the Bank, has entered into change-in-control agreements with Mr. Hage, Mr. Posegate, Mr. Brown, and Ms. Solberg, each of which commenced on July 2, 2007 and continues in effect while the executive officer is employed with the Bank; provided, however, that if the executive officer gives notice of non-extension of his or her employment agreement, the change-in-control agreement will terminate when the employment agreement terminates. Mr. Sivertson, one of our Named Executive Officers, did not enter into a change-in-control agreement on July 2, 2007 but is party to a change-in-control agreement dated April 8, 1998 (discussed below).

Following a change-in-control and upon termination of the executive officer’s employment by the Bank for any reason other than cause, or by the executive officer for good reason, the executive officer will be entitled to each of the following benefits:

(i)         the Bank will pay the executive officer his or her full annual base salary through the date of termination;

(ii)         the Bank will pay the executive officer any incentive payment he or she has a right to receive on the last day of the fiscal year prior to his or her date of termination;

(iii)        the Bank will pay the executive officer the amount that has accrued to him or her under the Bank’s long-term incentive plan as of the first day of the month prior to his or her date of termination;

(iv)        (a) for a 36-month period following the date of termination or until the executive officer obtains full-time employment providing comparable benefits, the Bank will arrange to provide the executive officer with health and dental insurance substantially similar to the coverage available to the executive officer immediately prior to the notice of termination; and (b) for an 18-month period after the executive officer’s date of termination or until the executive officer obtains full-time employment providing comparable benefits, the Bank will arrange to provide the executive officer with life, disability and other welfare benefits substantially similar to the coverage available to the executive officer immediately prior to the notice of termination;

(v)         the Bank will make all payments in accordance with the Corporation’s Excess pension plan for executives;

(vi)        for a period of time not extending beyond the end of the second calendar year following the calendar year of the executive officer’s date of termination, the Bank will pay for individual out-placement counseling services for the executive officer in an amount not to exceed $10,000;

(vii)       for a period of 18 months following the date of termination, the Bank will pay the financial planning and tax preparation expenses of the executive officer in an amount not to exceed $5,000;

(viii)      the Bank will pay to the executive officer a lump sum payment equal to the value of any other fringe benefits or perquisites provided to the executive officer immediately prior to the date of termination; and

(ix)        in accordance with the Corporation’s 1991 and 2002 Stock Option and Incentive Plans, as amended, the vesting of awards and lapsing of restrictions as set forth in such plan.

Additionally, the Bank will pay a lump sum severance payment equal to a multiple times the sum of (a) the executive officer’s annual base salary in effect at the time notice of termination is given or immediately prior to the date of the change-in-control, whichever is greater, and (b) the amount determined as follows: (1) the amount that the executive officer had accrued during the plan year under the Corporation’s Short-Term Incentive Plan as of the first of the month following the month in which the change-in-control occurred, annualized by dividing the amount accrued by the number of months from the start of the plan year to the first of the month following the month in which the change-in-control occurred multiplied by twelve; plus, (2) the amount of each of the short-term incentive awards, if any, awarded to the executive officer in the three years immediately prior to the change-in-control divided by four. The multiple for Mr. Hage is 2.99, the multiple for Mr. Posegate is 2.0, and the multiple for each of Mr. Brown and Ms. Solberg is 1.5. Such severance payments are conditioned upon compliance with the non-compete provision of the executive officer’s employment agreement and any payments made must be returned by the executive officer to the Bank if he or she violates the non-compete provision.

In addition to the above, Mr. Hage, Mr. Posegate and Mr. Brown are entitled to a lump sum payment equal to 18-months of membership dues of the country clubs to which the executive officer is a member on his date of termination. For fiscal year 2007, the Corporation paid $5,569 in country club dues for Mr. Hage, $5,569 for Mr. Posegate and $5,512 for Mr. Brown. No benefits are payable under the change-in-control agreements following a change-in-control if the executive officer is terminated because of his or her death, by the Bank for cause or by the executive officer other than for good reason.

The change-in-control agreement for Mr. Hage provides that if any amount or benefit to be paid or provided under such agreement would be an “excess parachute payment,” within the meaning of Section 280G of the Internal Revenue Code, then the Bank will make a tax gross up payment to or on behalf of Mr. Hage that will be sufficient to pay in full any federal, state and local income taxes, social security and other employment taxes, and excise and additional excise taxes. The change-in-control agreements for each of Mr. Posegate, Mr. Brown and Ms. Solberg provide that if any payment or distribution by the Bank to or for the benefit of such executive officer would be nondeductible by the Bank for federal income tax purposes because of Section 280G of the Internal Revenue Code, then the aggregate present value of such payment or benefit will be reduced to an amount, not less than zero, that maximizes the aggregate present value of such payments or benefits without causing such to be nondeductible by the Bank.

Change-In-Control Agreement with Mr. Sivertson.   The Corporation, through its wholly-owned subsidiary, the Bank, has entered into a change-in-control agreement with Mr. Sivertson, which commenced on April 8, 1998 and automatically renews each subsequent anniversary, provided that the agreement will not be renewed if the Bank gives notice of non-renewal at least 90 days prior to the next anniversary. Notwithstanding such notice of non-renewal, if a change-in-control occurs during the original or extended term, the agreement will, in all events, continue in effect for a period of 24 months following the change-in-control. If Mr. Sivertson becomes entitled to payments pursuant to the agreement, the agreement will continue in effect until Mr. Sivertson receives all payments to which he is entitled.

Following a change-in-control and upon termination of Mr. Sivertson’s employment by the Bank for any reason other than cause, or by Mr. Sivertson for good reason, Mr. Sivertson will be entitled to each of the following benefits:

(i)         the Bank will pay Mr. Sivertson full base salary through the date of termination at the rate in effect at the time notice of termination is given;

(ii)         the Bank will pay as severance benefits to Mr. Sivertson a lump sum severance payment equal to 1.5 times the sum of (A) Mr. Sivertson’s annual base salary in effect at the time notice of termination is given or immediately prior to the date of the change-in-control, whichever is greater, and (B) annual incentive compensation payments which were potentially available to Mr. Sivertson at the time notice of termination is given or immediately prior to the date of the change-in-control, whichever is greater (or if there is no such incentive payment, the amount earned in the last fiscal year prior to the change-in-control);

(iii)        for a 18-month period after the date of termination or until Mr. Sivertson obtains full-time employment providing comparable benefits, the Bank will arrange to provide Mr. Sivertson with welfare benefits (including life and health insurance benefits), perquisites and other employee benefits of substantially similar design and cost to Mr. Sivertson as the welfare benefits, perquisites and other employee benefits available to Mr. Sivertson immediately prior to the notice of termination;

(iv)        the full amount of any long-term cash incentive award for any plan periods then in progress to the extent not provided for in such plan or plans; and

(v)         the Bank will pay for individual out-placement counseling services for Mr. Sivertson.

The change-in-control agreement for Mr. Sivertson provides that if any payment or distribution by the Bank to or for the benefit of Mr. Sivertson would be nondeductible by the Bank for federal income tax purposes because of Section 280G of the Internal Revenue Code, then the aggregate present value of such payment or benefit will be reduced to an amount, not less than zero, that maximizes the aggregate present value of such payments or benefits without causing such to be nondeductible by the Bank.

Short-Term Incentive Plan.   If during the fiscal year of the Bank, a participant terminates his or her employment or if the Bank terminates the employment of the participant during that same period, all rights to an award under the plan for that year are forfeited. If the employment of a participant terminates after the end of the fiscal year, but before benefits earned during such year are paid, the rights to such benefits are not forfeited. If a participant dies, becomes disabled, retires, or is entitled to benefits under a change-in-control agreement during a plan year, they or their designated beneficiary will receive an incentive payment for the partial year based on the number of months from the start of the plan year to the first of the month following the month in which the death, disability, retirement, or the date of termination occurs. The form and timing of the payment following a change in control will be governed by the change-in-control agreement.

Long-Term Incentive Plan.   If the employment of a participant terminates during the fiscal year for which performance is being measured and which might result in an award, all rights to an award under the plan are forfeited. Once stock appreciation rights, stock options and/or restricted stock have been awarded, the terms of the HF Financial Corp. 2002 Stock Option and Incentive Plan will control. If a participant dies during a plan year, they or their designated beneficiary will receive, in cash, an incentive payment for the partial year based on the number of months from the start of the plan year to the first month following the month in which the death occurred. If a participant is entitled to benefits under a change-in-control agreement, the participant will receive, in cash, an incentive payment for the partial year based on the number of months from the start of the plan year to the first day of the month following the month in which the date of termination occurs. The form and timing of this payment will be governed by the change-in-control agreement.

2002 Stock Option and Incentive Plan.   In years prior to fiscal 2007, Messrs. Posegate, Brown and Sivertson and Ms. Solberg were awarded options, stock appreciation rights and restricted stock under the 2002 Plan, and Mr. Hage was awarded options and restricted stock under such plan, which plan provides that if a participant in the plan is involuntarily terminated, at any time within 18 months after a change-in-control, any options awarded pursuant to the plan will become fully vested.

Additionally, if a participant to whom an option or right was granted ceases to maintain continuous service for any reason (excluding death and termination of employment by the Corporation for cause), the participant may, within three months, exercise such option or right to the extent that the participant was entitled to exercise such option or right at the date of the cessation of service. If the continuous service of a participant to whom an option or right was granted by the Corporation is terminated for cause, all rights under any option or right of the participant will expire immediately upon the giving to the participant of notice of such termination.

In the event of the death of a participant while in the continuous service of the Corporation, or within three months following the cessation of service, the person to whom any option or right held by the participant at the time of his death is transferred by will or the laws of descent and distribution may, to the extent the participant was entitled to exercise the option or right immediately prior to his death, exercise the option or right at any time within a period of one year succeeding the date of death of the participant, but in no event later than ten years from the date of grant of such option or right. Following the death of any participant to whom an option was granted under the plan, the Compensation Committee may, as an alternative means of settlement of the option, elect to pay to the person to whom the option is transferred the amount by which the market value per share on the date of exercise of the option will exceed the exercise price of the option, multiplied by the number of shares with respect to which the option is properly exercised.

If a participant ceases to maintain continuous service by reason of death, total or partial disability or normal or early retirement, the portion of the shares of restricted stock awarded to the participant, which at the time of such termination of continuous service are subject to restrictions, will fully vest and be free of restrictions.

Stock Option Agreements.   The Corporation has entered into stock option agreements with each of the Named Executive Officers, subject to the terms of the 2002 Stock Option and Incentive Plan. Each agreement provides that, if the individual’s employment with the Corporation is terminated because of disability, the option is exercisable to the extent such individual was entitled to exercise it at the date of such termination.

In the event of the death of the individual:

•  who had been a continuous employee, during the term of the option, the option may be exercised in full at any time within one year following the date of death, but in no event later than the date of expiration of the term of the option; or

•  within three months after termination, the option may be exercised, at any time within 12 months following the date of death, but in no event later than the date of expiration of the term of the option;

•  the Compensation Committee may, in its discretion, elect to pay to the person to whom such option is transferred the amount by which the market value per share on the date of exercise exceeds the exercise price, multiplied by the number of shares which can be properly purchased under the option.

If the individual’s employment is terminated, the options are exercisable within three months after the date of such termination, to the extent that they were exercisable at the date of such termination, but in no event later than the date of expiration of the term of the option. If the individual’s employment is terminated for “cause,” the option will terminate.

Stock Appreciation Rights Agreement.   The Corporation has entered into stock appreciation rights agreements with Messrs. Posegate, Brown and Sivertson and Ms. Solberg, subject to the terms of the 2002 Stock Option and Incentive Plan. Such agreements contain provisions with respect to the vesting of such stock appreciation rights upon termination of the employment of the holder of such rights, which are substantially similar to those contained in the above-described stock option agreements.

Deferred Compensation Agreement with Mr. Hage.   On July 15, 1998, the Bank entered into a deferred compensation agreement with Mr. Hage. Pursuant to the agreement, Mr. Hage may elect to defer an amount of his total annual base salary and is entitled to certain payments upon the termination of his employment or pursuant to a change-in-control. For a detailed description of the termination and change-in-control provisions contained in the deferred compensation agreement, please refer to the narrative discussion beginning on page 25.

Payments Upon Termination Without a Change in Control.

The following table provides quantitative disclosure of the estimated payments and benefits that would be provided to our Named Executive Officers assuming that:

•  each Named Executive Officer’s employment with us was terminated on June 29, 2007, the last business day of our fiscal 2007, and such termination was subject to the terms of our current employment agreements (notwithstanding the fact that such agreements were entered into on July 2, 2007);

•  the base salary and annual bonus under the Short-Term Incentive Plan earned by each Named Executive Officer for his services to us through June 30, 2007 has been fully paid to such Named Executive Officer prior to termination (notwithstanding the fact that termination occurred on June 29, 2007);

•  such termination was not in connection with an event which constituted a “change in control” under the 2002 Plan, under Mr. Hage’s deferred compensation agreement or under any Named Executive Officer’s change-in-control agreement; and

•  to the extent not otherwise terminated in connection with the Named Executive Officer’s termination, each of our Named Executive Officers exercised any previously unexercised options awarded pursuant to the 2002 Stock Incentive Plan and sold the underlying shares at the closing price for shares of our common stock on the Nasdaq Global Market on June 29, 2007, the last business day of our fiscal 2007, which was $17.52.

Named Executive Officer	Cash Severance Payment ($)	Acceleration and Continuation of Outstanding Option Awards, Restricted Stock and SARs($)	Other Compensation ($)		Total Termination Benefits ($)
Curtis L. Hage
Termination by Us for “Cause”	$0	$0	$332,345	[1]	$332,345
Termination by Us Without “Cause”	$334,000	$0	$438,434	[2]	$772,434
Termination by Mr. Hage with 60 days notice	$27,833	$0	$438,434	[2]	$466,267
Termination by Mr. Hage without 60 days notice	$0	$0	$438,434	[2]	$438,434
Termination because of Death	$0	$780,323	$438,434	[2]	$1,218,757
Termination because of Disability	$83,500	$0	$438,434	[2]	$521,934
Termination because of Retirement	$0	$0	$438,434	[2]	$438,434
Darrel L. Posegate
Termination by Us for “Cause”	$0	$0	$0		$0
Termination by Us Without “Cause”	$210,000	$0	$0		$210,000
Termination by Mr. Posegate with 60 days notice	$17,500	$0	$0		$17,500
Termination by Mr. Posegate without 60 days notice	$0	$0	$0		$0
Termination because of Death	$0	$426,020	$0		$462,020
Termination because of Disability	$52,500	$0	$0		$52,500
Termination because of Retirement	$0	$0	$0		$0
David A. Brown
Termination by Us for “Cause”	$0	$0	$0		$0
Termination by Us Without “Cause”	$144,000	$0	$0		$144,000
Termination by Mr. Brown with 60 days notice	$12,000	$0	$0		$12,000
Termination by Mr. Brown without 60 days notice	$0	$0	$0		$0
Termination because of Death	$0	$265,708	$0		$265,708
Termination because of Disability	$36,000	$0	$0		$36,000
Termination because of Retirement	$0	$0	$0		$0
Mark S. Sivertson
Termination by Us for “Cause”	$0	$0	$0		$0
Termination by Us Without “Cause”	$0	$0	$0		$0
Termination by Mr. Sivertson with 60 days notice	$0	$0	$0		$0
Termination by Mr. Sivertson without 60 days notice	$0	$0	$0		$0
Termination because of Death	$0	$275,432	$0		$275,432
Termination because of Disability	$0	$0	$0		$0
Termination because of Retirement	$0	$0	$0		$0
Natalie A. Solberg
Termination by Us for “Cause”	$0	$0	$0		$0
Termination by Us Without “Cause”	$119,250	$0	$0		$119,250
Termination by Ms. Solberg with 60 days notice	$9,938	$0	$0		$9,938
Termination by Ms. Solberg without 60 days notice	$0	$0	$0		$0
Termination because of Death	$0	$219,981	$0		$219,981
Termination because of Disability	$29,813	$0	$0		$29,813
Termination because of Retirement	$0	$0	$0		$0

1Represents the amount payable pursuant to the Deferred Compensation Plan in 180 monthly installments commencing on the first day of the month following termination of employment, which amount excludes any interest which previously had been credited to the account. The payments pursuant to the Deferred Compensation Plan will be determined on the first month following termination of employment and the first day of each plan year thereafter as the payment amount required to amortize the then account balance over the remaining term including the interest at the applicable interest rate. Such installment payments will commence on the first day of the month following the termination of employment.

2Represents the amount payable pursuant to the Deferred Compensation Plan in 180 monthly installments commencing on the first day of the month following termination of employment. The payments pursuant to the Deferred Compensation Plan will be determined on the first month following termination of employment and the first day of each plan year thereafter as the payment amount required to amortize the then account balance over the remaining term including the interest at the applicable interest rate. Such installment payments will commence on the first day of the month following the termination of employment.

Payments Upon Termination in Connection with Change in Control.

The following table provides quantitative disclosure of the estimated payments and benefits that would be provided to our Named Executive Officers assuming that:

•       each Named Executive Officer’s employment with us was terminated by the Bank for any reason other than cause, or by the Named Executive Officer for good reason, on June 29, 2007, the last business day of our fiscal 2007, and such termination was subject to the terms of our employment agreements and change-in-control agreements (notwithstanding the fact that such agreements were entered into on July 2, 2007);

•       the base salary and annual bonus earned under the Short-Term Incentive Plan by each Named Executive Officer for his services to us through June 30, 2007 has been fully paid to such Named Executive Officer prior to the change of control and the termination (notwithstanding the fact that termination occurred on June 29, 2007); and

•       such termination was in connection with an event which constituted a “change in control” under the 2002 Plan, under Mr. Hage’s deferred compensation agreement and under any Named Executive Officer’s change-in-control agreement, which was consummated on June 29, 2007, the last business day of our fiscal 2007, and the Compensation Committee has not determined that it is effective as of any other date.

Named Executive Officer	Cash Severance Payment ($)	Acceleration and Continuation of Outstanding Option Awards, Restricted Stock and SARs ($)	Continuation of Medical Benefits (present value) ($)	Other Compensation ($)		Total Termination Benefits ($)
Curtis L. Hage	$ 1,206,054	$ 780,323	$ 21,672	$ 951,092	[1]	$ 2,959,141
Darrel L. Posegate	$ 518,960	$ 462,020	$ 31,032	$ 25,212	[2]	$ 1,037,224
David A. Brown	$ 248,128	$ 265,708	$ 31,032	$ 24,743	[3]	$ 569,611
Mark S. Sivertson	$ 201,000	$ 275,432	$ 15,516	$ 33,101	[4]	$ 525,049
Natalie A. Solberg	$ 204,450	$ 219,981	$ 31,032	$ 16,287	[5]	$ 471,750

1Represents the aggregate of the following amounts: $2,147 for 18 months of group life insurance premiums, $10,000 in outplacement benefits, $8,354 for 18 months of country club dues, $5,000 in tax preparation services, $438,434 in deferred compensation payments, $77,302 in payments from the Excess Pension Plan, and a Tax Gross Up Payment of $409,855.

2Represents the aggregate of the following amounts: $1,858 for 18 months of group life insurance premiums, $10,000 in outplacement benefits, $8,354 for 18 months of country club dues, and $5,000 in tax preparation services.

3Represents the aggregate of the following amounts: $1,475 for 18 months of group life insurance premiums, $10,000 in outplacement benefits, $8,268 for 18 months of country club dues, and $5,000 in tax preparation services.

4Represents the aggregate of the following amounts: $14,421 for 18 months of group life insurance premiums, estimated $10,000 in outplacement benefits and $8,680 in payments from the Excess Pension Plan.

5Represents the aggregate of the following amounts: $1,287 for 18 months of group life insurance premiums, $10,000 in outplacement benefits, and $5,000 in tax preparation services.

Director Compensation

Each director of the Corporation is also a director of the Bank. For fiscal 2007, non-employee directors of the Corporation received restricted stock in an amount determined in accordance with provisions of the Corporation’s 1996 Director Restricted Stock Plan. In fiscal 2007, each non-employee director who served as a member of the Board of Directors during the entire fiscal year, received an aggregate of 960 shares of restricted Common Stock pursuant to the 1996 Director Restricted Stock Plan. The 1996 Director Restricted Stock Plan terminated in accordance with its terms on January 1, 2007.

Non-employee directors serving on each of the Personnel, Compensation and Benefits Committee and the Nominating and Corporate Governance Committee also receive a meeting fee of $400 for each committee meeting they attend. Non-employee directors serving on the Audit Committee receive a meeting fee of $600 for each committee meeting they attend, and the Chairman of the Audit Committee receives a fee of $800 for each meeting attended. Employee directors receive no fees or other awards for their service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Curtis J. Bernard, Director	$ 4,100	$ 16,416	$-0-	$-0-	$-0-	$-0-	$ 20,516
Christine E. Hamilton, Director	$ 5,900	$ 16,416	$-0-	$-0-	$-0-	$-0-	$ 22,316
Robert L. Hanson, Director	$ 4,700	$ 16,416	$-0-	$-0-	$-0-	$-0-	$ 21,116
William G. Pederson, Director	$ 5,100	$ 16,416	$-0-	$-0-	$-0-	$-0-	$ 21,516
Steven R. Sershen, Director	$ 6,300	$ 16,416	$-0-	$-0-	$-0-	$-0-	$ 22,716
Thomas L. Van Wyhe, Director	$ 6,100	$ 16,416	$-0-	$-0-	$-0-	$-0-	$ 22,516

1These shares were vested as of June 30, 2007, in accordance with provisions of the Corporation’s 1996 Director Restricted Stock Plan. Amount shown is the amount expensed on the Corporation’s Audited Financial Statements for the period ended June 30, 2007, determined in accordance with Statement of Financial Accounting Standards No. 123R.

Personnel, Compensation And Benefits Committee Interlocks and Insider Participation

As stated above, in fiscal 2007, the members of the Personnel, Compensation and Benefits Committee were Mr. Pederson, Ms. Hamilton, Mr. Sershen and Mr. Van Wyhe. No member of the Personnel, Compensation and Benefits Committee was an officer, former officer or employee of the Corporation or any of its subsidiaries during fiscal 2007 or at any other time and no member had any relationship requiring disclosure under Item 404 of Regulation S-K of the Exchange Act, other than described in this proxy under the heading “Certain Relationships.”

Certain Transactions

The Bank, like many financial institutions, has followed a policy of granting officers, directors and employees loans secured by the borrower’s residence, consumer loans and commercial loans. Consumer loans to employees are originated at market rates and terms currently available to the public, and modified to one percent below the market rate. Modifications are not made on loans granted with special promotional rates. In addition, in connection with single-family mortgage loans made to employees, origination fees up to one percent and the underwriting fees are waived for qualified employee applicants, no more than once every twelve months. If the employee relationship ceases, the terms of the loan revert back to the terms that would have applied except for the employee-employer relationship.

Loans by the Bank to its officers and directors are not prohibited under Section 402 of the Sarbanes-Oxley Act of 2002 because the Bank is an insured depository institution and such loans are subject to the insider lending restrictions of section 22(h) of the Federal Reserve Act. Loans by the Bank to its officers and directors are also subject to the Office of Thrift Supervision regulations restricting loans and other transactions with affiliated persons of the Bank and federal laws that require all such loans be made on terms and conditions comparable to those for similar transactions with non-affiliates. All loans by the Bank to its officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectability or present other unfavorable features. All loans from the Bank to its officers, directors, key employees or their affiliates are approved by the Bank’s Loan Committee and ratified by the Bank’s Board of Directors.

The Corporation intends that all transactions between the Corporation or the Bank and its officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Corporation than could have been obtained by it in arm’s-length negotiations with unaffiliated persons and will be approved by a majority of disinterested directors of the Corporation.

Policy on Review and Approval of Transactions with Related Persons

The Board has adopted a statement of policy with respect to transactions involving the Bank and “related persons” (generally the executive officers (anyone in the position of senior vice president or above), directors and principal shareholders). All employee loans (other than loans to related persons) must be approved by a senior vice president authorized to grant credit, and all loans to related persons require prior approval by the Audit Committee.

Additionally, all transactions with affiliates (an affiliate of a savings association includes the parent company, which controls the savings association and any other company that is controlled by the parent company, which controls the savings association) require the prior approval of a member of the executive management team.

Report of the Audit Committee

The following Audit Committee Report will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent the Corporation specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

The Audit Committee of the Board is responsible for, among other things, providing independent, objective oversight of the Corporation’s accounting functions and internal controls. The Audit Committee is currently composed of four directors, each of whom is an “independent director” as defined in the NASDAQ Marketplace Rules and is “independent” as defined in Rule 10A-3(b)(1)(iv)(B) of the Exchange Act, pursuant to the exemption set forth in Rule 10A-3(b)(1)(iv)(B) of the Exchange Act. The Audit Committee operates pursuant to a written charter approved by the Board of Directors.

Management is responsible for the Corporation’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the fiscal year ended June 30, 2007, financial statements. The Audit Committee discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380). The Audit Committee also received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants and based upon the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended the Board include the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, to be filed with the SEC.

Eide Bailly, LLP (“Eide”) served as the Corporation’s independent registered public accounting firm for the fiscal year ended June 30, 2007 and fiscal year ended June 30, 2006. Fees billed to the Corporation by Eide for fiscal year 2007 and 2006 are set forth below.

Fees for Fiscal Year Ended June 30, 2007:

Audit Fees.   Eide billed a total amount of $110,000 for professional services rendered for the audit of the Corporation’s various annual financial statements and related attestation services for the fiscal year ended June 30, 2007, and the reviews of the financial statements included in the Corporation’s Forms 10-Q for the 2007 fiscal year.

Audit Related Fees.   Eide billed a total amount of $14,000 for professional services rendered for audit related services primarily related to the audit of the Corporation’s pension plan and retirement savings plan during the fiscal year ended June 30, 2007.

Tax Fees.   Eide performed no professional tax services for the fiscal year ended June 30, 2007.

All Other Fees.   Eide billed a total amount of $5,200 for professional services rendered in connection with other matters requested by the Corporation during the fiscal year ended June 30, 2007.

The Audit Committee of the Board of the Corporation considers that the provision of the services referenced above to the Corporation is compatible with maintaining independence by Eide.

Fees for Fiscal Year Ended June 30, 2006:

Audit Fees.   Eide billed a total amount of $101,600 for professional services rendered for the audit of the Corporation’s various annual financial statements and related attestation services for the fiscal year ended June 30, 2006, and the reviews of the financial statements included in the Corporation’s Forms 10-Q for the 2006 fiscal year.

Audit Related Fees.   Eide billed a total amount of $15,500 for professional services rendered for audit related services primarily related to the audit of the Corporation’s pension plan and retirement savings plan during the fiscal year ended June 30, 2006.

Tax Fees.   Eide performed no professional tax services for the fiscal year ended June 30, 2006.

All Other Fees.   Eide billed a total amount of $6,800 for professional services rendered in connection with other matters requested by the Corporation during the fiscal year ended June 30, 2006.

The Audit Committee of the Board of the Corporation considers that the provision of the services referenced above to the Corporation is compatible with maintaining independence by Eide.

The foregoing report is furnished by Messrs. Hanson (Chair), Bernard, Sershen, and Van Wyhe.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors and executive officers, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Corporation and written representations from its executive officers and directors that no other reports were required, the Corporation believes that during the fiscal year ended June 30, 2007, all of its officers, directors and greater than 10% beneficial owners have timely satisfied their Section 16(a) reporting obligations for the fiscal year ended June 30, 2007, except that Ms. Cheri Wolfe, Vice President/Controller and Principal Accounting Officer, did not timely file a Form 3 for a transaction occurring in April, 2007. The Form 3 was subsequently filed.

CODE OF CONDUCT AND ETHICS

All of the Corporation’s directors, officers and employees, including its principal executive officer and principal financial and accounting officer, are required to comply with the Corporation’s Code of Conduct and Ethics adopted by the Board in April 2004 and amended on March 23, 2005. The full text of the Code of Conduct and Ethics is available to stockholders on the Corporation’s website at http://www.homefederal.com/AboutHomeFederal/HFFinancialCorp. Amendments and modifications to, and waivers of, the Code of Conduct and Ethics will be promptly disclosed by the Corporation, to the extent required under the Exchange Act and the NASDAQ Marketplace Rules, on a current report on Form 8-K.

INDEPENDENT PUBLIC ACCOUNTANTS

Eide provided services to the Corporation during the fiscal year ended June 30, 2007, which included, among other things, the examination of the Corporation’s Annual Report on Form 10-K and timely reviews of the Corporation’s Quarterly Reports on Form 10-Q. The Audit Committee has also approved Eide as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2008. A representative of Eide is expected to be present at the Meeting, will have an opportunity to make a statement, if such representative so desires, and will be available to respond to appropriate questions concerning the financial statements of the Corporation.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Corporation’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation’s executive offices, 225 South Main Avenue, Sioux Falls, South Dakota 57104, no later than June 17, 2008. Any such proposals must be in accordance with the provisions of Rule 14a-8 of the Exchange Act, as supplemented or modified. Stockholders who intend to present a proposal at next year’s annual meeting of stockholders without including such proposal in the Corporation’s proxy statement must provide the Corporation with notice of such proposal not less than 30 days prior to the date of next year’s annual meeting of stockholders. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ANNUAL REPORT

The Corporation’s Summary Annual Report and Annual Report on Form 10-K for the fiscal year ending June 30, 2007, including financial statements, is being mailed with this proxy statement to stockholders entitled to notice of the Meeting.

OTHER MATTERS

The Board of Directors does not intend to bring before the Meeting any business other than the election of directors as set forth in this Proxy Statement and has not been informed that any other business is to be presented at the Meeting. However, if any matters other than those referred to in this Proxy Statement should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment. If any matters properly come before the Meeting, but the Corporation did not receive notice of such matters 30 days prior to the Meeting, holders of the proxies will act in accordance with their best judgment.

By Order of the Board of Directors,

Pamela F. Russo
Corporate Secretary
Sioux Falls, South Dakota
October 15, 2007

Appendix A

Amended and Restated Charter
of the Audit Committee of the Board of Directors

I.                                       Audit Committee Purpose.

The Audit Committee is established by the Board of Directors (the “Board”) of HF Financial Corp. (the “Corporation”) for the primary purpose of assisting the Board in fulfilling its oversight duties and responsibilities. Certain of the Audit Committee’s specific duties and responsibilities include:

•       Overseeing the integrity of the Corporation’s financial statements and the audits of such financial statements, accounting and financial reporting processes, disclosure controls and procedures and internal controls over financial reporting;

•       Monitoring the independence, qualifications and performance of the Corporation’s independent auditors; and

•       Providing an avenue of communication among the Corporation’s independent auditors, management, the internal auditing department and the Board.

The Audit Committee has the authority to conduct any investigation necessary or appropriate to fulfilling its duties and responsibilities, and has direct access to the Corporation’s independent auditors, as well as all persons within the Corporation. The Audit Committee has the authority to retain special legal, accounting or other advisors, consultants or experts it deems necessary or appropriate in the performance of its duties and responsibilities.

The Corporation will provide appropriate funding, as determined by the Audit Committee, for the compensation of the Corporation’s independent auditor, compensation of any advisors, consultants or experts engaged by the Audit Committee and payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties and responsibilities.

The Audit Committee will primarily fulfill its duties and responsibilities by carrying out the activities set forth in Section III of this Amended and Restated Charter of the Audit Committee (“Charter”).

II.                                  Audit Committee Composition and Meetings.

The Audit Committee will be comprised of three or more directors as determined by the Board, each of whom will meet the independence and experience requirements set forth in the NASDAQ National Market Continued Listing Standards, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated under the Exchange Act (including, but not limited to, the exemptions provided in Rule 10A-3 of the Exchange Act) and any other applicable rules and regulations.

Specifically, members of the Audit Committee will:

•       be a member of the Board;

•       be independent, as defined in Rule 10A-3 of the Exchange Act; and

•       be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement.

Further, members of the Audit Committee will not:

•       be an officer or employee of the Corporation or its subsidiaries;

•       otherwise have any relationship which, in the opinion of the Board, would interfere with such member’s exercise of his or her independent judgment in carrying out the responsibilities of a director of the Corporation; or

•       have participated in the preparation of the financial statements of the Corporation or any current subsidiary at any time during the last three (3) years.

Of the members of the Audit Committee, at least one (1) member will meet the criteria for being a “financially sophisticated audit committee member,” as set forth in the NASDAQ National Market Continued Listing Standards. Additionally, the Board will determine whether at least one (1) member of the Audit Committee meets the criteria for being a “audit committee financial expert,” as established by the Securities and Exchange Commission (the “SEC”). If a member of the Audit Committee qualifies as an “audit committee financial expert,” the Corporation will disclose in its periodic filings or proxy statements, as and to the extent required by the SEC, the name of the person qualifying as an “audit committee financial expert,” and a statement regarding whether such person is independent.

Audit Committee members will be appointed annually by the Board, upon recommendation of the Board’s Nominating and Corporate Governance Committee. If a chairperson is not designated by the Board or present at any meeting of the Audit Committee, the members of the Audit Committee may designate a Chair by majority vote of all of the members of the Audit Committee.

The Audit Committee will meet at least four times annually, or more frequently as circumstances dictate. The Chair of the Audit Committee will prepare and/or approve an agenda in advance of each meeting. On a no less frequent basis than annually, the Audit Committee will meet in private executive session with each of management, the director of the Corporation’s internal auditing department and the Corporation’s independent auditors, to discuss any matters that the Audit Committee or any such persons believe should be discussed. The Audit Committee will also meet in private executive session as a committee as frequently as is determined by the Audit Committee to be necessary or appropriate. The Audit Committee, or the Chair of the Audit Committee on behalf of the entire Audit Committee, will communicate with management and the Corporation’s independent auditors on a quarterly basis to review the Corporation’s annual audited and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and to discuss, if any, significant findings based upon the independent auditor’s limited review procedures.

III.                             Audit Committee Responsibilities and Duties.

Review Procedures

•       Review and reassess the adequacy of this Charter at least annually and recommend to the Board any necessary amendments. To the extent required by the SEC, assist the Corporation in making this Charter publicly available (which, if attached to the Corporation’s proxy statement for its annual meeting of stockholders, must be included no less frequently than once every three years or whenever there are material modifications to this Charter).

•       Review, prior to filing or other distribution, the Corporation’s annual audited financial statements, quarterly financial statements and all internal controls reports. Such review will include discussions with management and Corporation’s independent auditors regarding, among other things, significant issues regarding accounting principles, policies, practices and judgments. Discuss any significant changes to the Corporation’s accounting principles and any items required to be communicated by the Corporation’s independent auditors in accordance with SAS 61. Recommend to the Board whether the Corporation’s financial statements should be included in the Corporation’s Annual Report on Form 10-K.

•       Consider, in consultation with the management, the Corporation’s independent auditors and the internal auditors, the integrity of the Corporation’s accounting and financial reporting processes, disclosure controls and procedures and internal controls over financial reporting. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the Corporation’s independent auditors and the internal auditing department, together with management’s responses.

Independent Auditors

•       Appoint, compensate, retain and oversee the work of the Corporation’s independent auditor or engaged by the Audit Committee for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. Direct the Corporation’s independent auditor to report directly to the Audit Committee. Review the independence and performance of the Corporation’s independent auditor and, if circumstances warrant, discharge the Corporation’s independent auditor.

•       Oversee the resolution of disagreements, if any, between management and the Corporation’s independent auditor regarding, among other things, financial reporting.

•       Consider whether the performance by the Corporation’s independent auditor of permissible nonaudit services in compatible with the auditor’s independence. Discuss with the Corporation’s independent auditor the matters to be discussed under Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS Nos. 84 and 90. Ensure the receipt by the Audit Committee of a formal written statement from the Corporation’s independent auditor delineating all relationships between the Corporation’s independent auditor and the Corporation, consistent with Independence Standards Board Standard 1. Engage in dialogue with the Corporation’s independent auditor with respect to any disclosed relationships or services that may affect the independence and objectivity of the auditor and take, or recommend that the Board take, appropriate actions to oversee the independence of the Corporation’s independent auditor.

•       Review the audit plan of, and the engagement letters from, the Corporation’s independent auditors. As applicable, discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

•       Consider the independent auditors’ judgments about the quality and appropriateness of the Corporation’s critical accounting policies and principles, as applied in its financial reporting. Inquire as to the independent auditors’ views about whether management’s choices of generally accepted accounting principles appear reasonable from the perspective of income, asset and liability recognition, whether such principles are common or minority practices and whether there are alternative principles preferred by the Corporation’s independent auditor.

•       Review and pre-approve (pursuant to pre-approval policies and procedures or otherwise) both audit and permitted non-audit services (which includes, among other things, tax services) to be provided by the Corporation’s independent auditor. Delegate, to the extent necessary or desired, the authority to grant pre-approvals to one or more members of the Audit Committee, whose decisions will be presented to the full Audit Committee at its next regularly scheduled meeting. Assist the Corporation in disclosing, to the extent required by the SEC, the pre-approved nonaudit services.

Internal Audit Department and Legal Compliance

•       Review, as necessary or appropriate, the budget, plan, changes in plan, activities, organizational structure and qualifications of the Corporation’s internal audit department and its functions. The internal audit department will be responsible to senior management, but will also have direct reporting responsibility to the Board through the Audit Committee.

•       Approve the selection or removal of the senior internal audit executive. Review the appointment, performance and replacement of the senior internal audit executive.

•       Review significant reports prepared by the internal audit department, together with management’s response and follow-up to these reports.

•       Review with the senior internal audit executive, any significant difficulties, disagreements with management or scope restrictions encountered in the course of the function’s work.

•       Review with the Corporation’s counsel, on a no less frequent than annual basis, any legal matters that could have a significant impact on the Corporation’s financial statements, the Corporation’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies. Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Corporation, including consideration of any internal controls that should be strengthened to reduce the risk of a similar event in the future.

Compliance with Codes of Ethical Conduct

•       As necessary or appropriate, review and monitor, with the assistance of the Corporation’s independent auditor, the administration of, and compliance with, the Corporation’s Code of Conduct and Ethics and the Foreign Corrupt Practices Act.

Other Audit Committee Responsibilities

•       Review and approve all transactions required to be disclosed under Item 404 of Regulation S-K.

•       Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters.

•       Establish procedures for the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

•       As and to the extent required by the SEC, prepare a report to the Corporation’s stockholders for inclusion in the Corporation’s proxy statement for its annual meeting of stockholders.

•       Perform any other activities consistent with this Charter, the Corporation’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

•       Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

While the Audit Committee has the responsibility and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine whether the Corporation’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the Corporation’s independent auditor. Further, it is not the duty of the Audit Committee to conduct investigations or assume compliance with laws, regulations or the Corporation’s Code of Conduct and Ethics.

REVOCABLE PROXY CARD

HF FINANCIAL CORP.

ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 14, 2007

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Curtis L. Hage, Curtis J. Bernard, Christine E. Hamilton, Wm G. Petersen, Steven R. Sershen, and Thomas L. VanWyhe each with the power to act alone and with full power of substitution, to act as attorneys and proxies for the undersigned to represent and vote all shares of common stock, par value $0.01 per share, of HF Financial Corp, (the “Corporation”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”), to be held on November 14, 2007, at the Best Western Ramkota Inn located at 3200 West Maple Street, Sioux Falls, South Dakota at 2:00 p.m., Central Standard Time, and at any and all adjournments thereof, as specified on the reverse side of this proxy.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED HEREON. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your HF Financial Corp. account online.

Access your HF Financial Corp. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for HF Financial Corp., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR” the election of the nominees listed below.	FOR ALL	WITHHELD FOR ALL
1. To elect as directors all nominees listed.	☐	☐

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.

01 Charles T. Day	02 Robert L. Hanson

Signatures(s)	Date

Please date, sign exactly as your name appears on this card. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person. If shares are held jointly, each stockholder must sign.

FOLD AND DETACH HERE

Vote by Internet or Telephone
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/hffc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the internet at www.homefederal.com